Exhibit 99.1

Consolidated Financial Statements

Fuji Xerox Co., Ltd. and Subsidiaries

Years ended March 31, 2017 and 2016

with Reports of Independent Auditors

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Financial Statements

Years ended March 31, 2017 and 2016

Independent Auditors’ Report

The Board of Directors and Stockholders

Fuji Xerox Co., Ltd.:

We have audited the accompanying consolidated financial statements of Fuji Xerox Co., Ltd. and its subsidiaries, which comprise the consolidated balance sheet as of March 31, 2017, and the related consolidated statement of income, comprehensive income (loss), equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fuji Xerox Co., Ltd. and its subsidiaries as of March 31, 2017, and the results of their operations and their cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG Azsa LLC
Tokyo, Japan
April 24, 2018

KPMG AZSA LLC, a limited liability audit corporation incorporated under the Japanese Certified Public Accountants

Law and a member firm of the KMPG network of independent member firms affiliated with KPMG lnternational

Cooperative (“KMPG International”), Swiss entity.

	Ernst & Young ShinNihon LLC Hibiya Kokusai Bldg.	Tel:+813 35031100 Fax:+813 3503 1197

	2-2-3 Uchisaiwai-cho, Chiyoda-ku	www.shinnihon.or.jp
Building a better	Tokyo 100-0011, Japan
working world

Report of Independent Auditors

The Board of Directors and Stockholders

Fuji Xerox Co., Ltd.

We have audited the accompanying consolidated financial statements of Fuji Xerox Co., Ltd. and Subsidiaries, which comprise the consolidated balance sheet as at March 31, 2016 and the related consolidated statement of income, comprehensive income (loss), equity, and cash flows for the year ended March 31, 2016, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fuji Xerox Co., Ltd. and Subsidiaries at March 31, 2016 and the consolidated results of its operation and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Restatement of March 31, 2016 Financial Statements

As described in Note 2 to the consolidated financial statements, the March 31, 2016 consolidated financial statements have been restated to correct misstatements due to inappropriate accounting at foreign subsidiaries, primarily related to revenue recognition including revenue from lease contracts.

/s/ Ernst & Young (ShinNihon) LLC
Tokyo, Japan
April 24, 2018

A member firm of Ernst & Young Global Limited

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Balance Sheets

	March 31, 2017	March 31, 2016
		(As Restated)
	(Millions of yen)
Assets
Current assets:
Cash and cash equivalents	JPY 62,018	JPY 54,977
Receivables, net (Note 4)	176,895	178,006
Due from stockholders (Note 15)	43,297	51,078
Finance receivables, net (Note 5)	66,038	70,192
Inventories (Note 6)	95,480	92,024
Deferred tax assets (Note 11)	23,614	23,617
Prepaid expenses and other current assets (Note 16)	28,236	32,649

Total current assets	495,578	502,543
Finance receivables, net (Note 5)	106,261	115,504
Investments (Note 7)	15,370	14,457
Property, plant and equipment, net (Note 8)	184,941	192,714
Deferred tax assets (Note 11)	766	1,163
Goodwill (Note 9)	142,903	145,533
Other intangible assets, net (Note 9)	41,944	45,894
Other assets (Notes 12 and 16)	25,068	29,341

Total assets	JPY 1,012,831	JPY 1,047,149

Liabilities and Equity
Current liabilities:
Short-term debt (Note 10)	JPY 20,689	JPY 49,182
Short-term debt due to Parent (Notes 10 and 15)	47,393	33,525
Payables	131,916	129,348
Due to stockholders (Note 15)	9,914	10,768
Accrued income taxes (Note 11)	14,724	8,746
Deferred tax liabilities (Note 11)	648	947
Accrued expenses and other current liabilities (Notes 15, 16 and 18)	82,553	84,578

Total current liabilities	307,837	317,094
Long-term debt (Note 10)	2,479	4,396
Long-term debt due to Parent (Notes 10 and 15)	22,225	62,393
Retirement benefits (Note 12)	12,748	27,691
Deferred tax liabilities (Note 11)	23,323	20,842
Other liabilities (Note 16)	23,157	21,401

Total liabilities	JPY 391,769	JPY 453,817
Commitment and contingencies (Note 18)

See Notes to Consolidated Financial Statements.

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Balance Sheets (continued)

	March 31, 2017	March 31, 2016
		(As Restated)
	(Millions of yen)
Liabilities and Equity (continued)
Stockholders’ equity (Note 13):
Common stock, with no par value:
Authorized - 80,000,000 shares
Issued and outstanding - 40,000,000 shares	JPY 20,000	JPY 20,000
Additional paid in capital	290	290
Retained earnings	649,119	623,314
Accumulated other comprehensive loss (Notes 14 and 16)	(51,988)	(54,117)

Total Fuji Xerox stockholders’ equity	617,421	589,487
Noncontrolling interests	3,641	3,845

Total equity	621,062	593,332

Total liabilities and equity	JPY 1,012,831	JPY 1,047,149

See Notes to Consolidated Financial Statements.

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Statements of Income

	March 31, 2017	March 31, 2016
		(As Restated)
	(Millions of yen)
Revenue (Notes 15 and 16):
Sales	JPY 566,064	JPY 637,485
Service, rentals and others	506,585	522,505

	1,072,649	1,159,990
Costs and expenses (Notes 12, 15, 16 and 18):
Cost of sales	430,752	487,181
Cost of service, rentals and others	217,619	217,751
Research and development expenses	66,222	69,316
Selling, general and administrative expenses	289,322	307,418

	1,003,915	1,081,666

Operating income	68,734	78,324
Other income (expenses):
Interest and dividend income	534	606
Interest expenses	(2,687)	(2,297)
Foreign currency exchange losses, net (Note 16)	(296)	(1,598)
Other, net (Notes 7 and 16)	1,055	1,059

	(1,394)	(2,230)

Income before income taxes and equity in net earnings of affiliated companies	67,340	76,094
Income taxes (Note 11):
Current	21,027	20,244
Deferred	352	6,042

	21,379	26,286

Income before equity in net earnings of affiliated companies	45,961	49,808
Equity in net earnings of affiliated companies	1,653	2,204

Net income	47,614	52,012
Less: Net income attributable to noncontrolling interests	(722)	(776)

Net income attributable to Fuji Xerox Co., Ltd.	JPY 46,892	JPY 51,236

See Notes to Consolidated Financial Statements.

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

	Year Ended March 31,
	2017	2016
		(As Restated)
	(Millions of Yen)
Net income	JPY 47,614	JPY 52,012
Other comprehensive income (loss), net of tax
Change in unrealized gains (Notes 7, 14 and 16)	108	24
Foreign currency translation adjustments (Note 14)	(8,156)	(26,168)
Pension liability adjustments (Notes 12 and 14)	9,984	(30,089)

Total other comprehensive income (loss)	1,936	(56,233)

Comprehensive income (loss)	49,550	(4,221)
Less: Comprehensive income attributable to noncontrolling interests	(529)	(465)

Comprehensive income (loss) attributable to Fuji Xerox Co., Ltd.	JPY 49,021	JPY (4,686)

See Notes to Consolidated Financial Statements.

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Statements of Equity

	Common stock	Additional paid in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total Fuji Xerox stockholders’ equity	Non- controlling interests	Total equity
				(Millions of yen)
Balance at March 31, 2015 (As Restated)	JPY 20,000	JPY 290	JPY 597,148	JPY 1,805	JPY 619,243	JPY 3,762	JPY 623,005
Comprehensive income:	—	—
Net income	—	—	51,236	—	51,236	776	52,012
Change in unrealized gains (Notes 7, 14 and 16)	—	—	—	24	24	—	24
Foreign currency translation adjustments (Note 14)	—	—	—	(25,857)	(25,857)	(311)	(26,168)
Pension liability adjustments (Notes 12 and 14)	—	—	—	(30,089)	(30,089)		(30,089)

Net comprehensive income (loss)					(4,686)	465	(4,221)
Dividends paid to stockholders (1)	—	—	(25,070)	—	(25,070)	—	(25,070)
Dividends paid to noncontrolling interests	—	—	—	—	—	(481)	(481)
Equity transactions with noncontrolling interests	—	—	—	—	—	99	99

Balance at March 31, 2016 (As Restated)	JPY 20,000	JPY 290	JPY 623,314	JPY (54,117)	JPY 589,487	JPY 3,845	JPY 593,332
Comprehensive income:	—	—
Net income	—	—	46,892	—	46,892	722	47,614
Change in unrealized gains (Notes 7, 14 and 16)	—	—	—	108	108	—	108
Foreign currency translation adjustments (Note 14)	—	—	—	(7,963)	(7,963)	(193)	(8,156)
Pension liability adjustments (Notes 12 and 14)	—	—	—	9,984	9,984		9,984

Net comprehensive income					49,021	529	49,550
Dividends paid to stockholders (2)	—	—	(21,087)	—	(21,087)	—	(21,087)
Dividends paid to noncontrolling interests	—	—	—	—	—	(677)	(677)
Equity transactions with noncontrolling interests	—	—	—	—	—	(56)	(56)

Balance at March 31, 2017	JPY 20,000	JPY 290	JPY 649,119	JPY (51,988)	JPY 617,421	JPY 3,641	JPY 621,062

(1)	Cash dividends declared on common stock of JPY 626.77 per share in the year ended March 31, 2016.
(2)	Cash dividends declared on common stock of JPY 527.18 per share in the year ended March 31, 2017.

See Notes to Consolidated Financial Statements.

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended March 31,
	2017	2016
		(As Restated)
	(Millions of yen)
Operating activities
Net income	JPY 47,614	JPY 52,012
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,501	59,587
Deferred tax expenses	352	6,042
Loss on disposal of property, plant and equipment, including rental machines	3,753	5,493
Equity in earnings of affiliates, net of dividends received	(837)	(122)
Retirement benefits	30	(2,333)
Decrease in Receivables and Due from stockholders	10,344	3,873
Decrease (increase) in Finance receivables	9,364	(18,088)
Increase in Inventories, including rental assets	(27,507)	(33,792)
Increase (decrease) in Payables and Due to stockholders	5,610	(8,142)
Net changes in Prepaid and Accrued income taxes	4,093	(2,453)
Decrease in Accrued expenses and other current liabilities	(4,472)	(5,803)
Other, net	4,924	(9,528)

Net cash provided by operating activities	109,769	46,746
Investing activities
Proceeds from sales of property, plant and equipment	1,298	3,959
Capital expenditures	(21,328)	(20,504)
Payments for purchases of software	(11,307)	(11,889)
Other, net	2,644	(1,339)

Net cash used in investing activities	(28,693)	(29,773)
Financing activities
Proceeds from debt (original maturities greater than three months)	1,710	2,143
Proceeds from debt due to Parent (original maturities greater than three months)	7,225	43,393
Repayments of debt (original maturities greater than three months)	(5,710)	(3,335)
Repayments of debt due to Parent (original maturities greater than three months)	(33,525)	(52,655)
(Decrease) increase in debt (original maturities less than three months), net	(24,689)	22,643
Dividends paid	(21,764)	(25,551)
Other, net	4,140	(1,981)

Net cash used in financing activities	(72,613)	(15,343)

See Notes to Consolidated Financial Statements.

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows (continued)

	Year ended March 31,
	2017	2016
		(As Restated)
	(Millions of yen)
Effect of exchange rate changes on cash and cash equivalents	(1,422)	(5,743)

Net change in cash and cash equivalents	7,041	(4,113)
Cash and cash equivalents at beginning of year	54,977	59,090

Cash and cash equivalents at end of year	JPY 62,018	JPY 54,977

Cash paid during the year for:
Interest	JPY 2,880	JPY 3,748
Income taxes	19,159	24,295

See Notes to Consolidated Financial Statements.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Description of Business

Fuji Xerox Co., Ltd. (“Fuji Xerox”), a Japanese company, is a leading provider of digital print technology and related solutions/services. Fuji Xerox is headquartered in Tokyo, Japan and was established on February 20, 1962 as a joint venture between Rank Xerox Limited (whose name was changed to Xerox Limited on October 31, 1997) and Fuji Photo Film Co., Ltd. (whose name was changed to FUJIFILM Holdings Corporation on October 2, 2006) (“Parent”). Xerox Limited is a wholly-owned subsidiary of Xerox Corporation (“Xerox”). The Parent and Xerox are collectively referred to as the Stockholders.

Fuji Xerox’s principal business is the manufacture and sales of office automation equipment such as copiers and printers and providing related services. Fuji Xerox operates primarily in Japan and the Asia Pacific region. Sales in the Asia Pacific region and sales to Xerox, collectively, results in approximately 50% of Fuji Xerox’s revenue. Fuji Xerox’s primary manufacturing operations are located in Kanagawa, Japan, Shenzhen, China and Hai Phong, Vietnam. Fuji Xerox has cross-licensing agreements with Xerox such as technology and trademarks related to xerography products and other products.

2.	Correction of Misstatements in Prior Period Consolidated Financial Statements

Following media and research reports in the fall of 2016 regarding potential issues with the revenue recognition practices of Fuji Xerox New Zealand Limited (“FXNZ”), an overseas sales subsidiary of Fuji Xerox, the Parent determined that such potential issues warranted further investigation. In April 2017, the Parent formed an Independent Investigation Committee (“IIC”), consisting of outside experts that had no financial or other interests in the Parent, to conduct a review of the appropriateness of the accounting practices at FXNZ. The Parent received the investigation report from the IIC on June 10, 2017.

The IIC’s investigation report indicated that for the fiscal years ended March 31, 2011 through March 31, 2016, FXNZ inappropriately recognized revenue in full at the outset of certain lease transactions, when that revenue should have been recognized over the term of those lease transactions. In the course of investigation of the accounting at other subsidiaries, the IIC further determined that Fuji Xerox Australia Pty Limited also conducted inappropriate accounting treatments similar to FXNZ.

In addition to the above inappropriate accounting treatments, in the course of the investigation, Fuji Xerox identified other misstatements in prior years that had not been corrected based upon a previous materiality analysis. As a result, Fuji Xerox restated its consolidated financial statements for the fiscal year ended March 31, 2016 to correct the misstatements. Accordingly, the Consolidated Financial Statements for the year ended March 31, 2016 and earlier have been restated. The effect of the revision on Fuji Xerox previously issued Consolidated Financial Statements is provided in the tables below.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.	Correction of Misstatements in Prior Period Consolidated Financial Statements (continued)

Summary of effects on consolidated balance sheet

The following table shows the summary of effects of the restatements above on the consolidated balance sheet.

	Year ended March 31, 2016
	Amount as previously reported	Adjustment	Amount as restated
	(Millions of yen)
Assets
Current assets:
Receivables, net	JPY 207,832	JPY (29,826)	JPY 178,006
Finance receivables, net	89,945	(19,753)	70,192
Inventories	85,241	6,783	92,024
Other current assets	153,560	8,761	162,321

Total current assets	536,578	(34,035)	502,543
Finance receivables, net	140,489	(24,985)	115,504
Other assets	427,873	1,229	429,102

Total assets	JPY 1,104,940	JPY (57,791)	JPY 1,047,149

Liabilities and Equity
Current liabilities	JPY 321,509	JPY (4,415)	JPY 317,094
Other liabilities	133,268	3,455	136,723

Total liabilities	454,777	(960)	453,817
Stockholders’ equity:
Common stock, with no par value	20,000	—	20,000
Additional paid in capital	290	—	290
Retained earnings	678,519	(55,205)	623,314
Accumulated other comprehensive loss	(52,491)	(1,626)	(54,117)

Total Fuji Xerox stockholders’ equity	646,318	(56,831)	589,487
Noncontrolling interests	3,845	—	3,845

Total equity	650,163	(56,831)	593,332

Total liabilities and equity	JPY 1,104,940	JPY (57,791)	JPY 1,047,149

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.	Correction of Misstatements in Prior Period Consolidated Financial Statements (continued)

Summary of effects on consolidated statement of income

The following table shows the summary of effects of the restatement above on the consolidated statement of income.

	Year ended March 31, 2016
	Amount as previously reported	Adjustment	Amount as restated
	(Millions of yen)
Revenue	JPY 1,183,429	JPY (23,439)	JPY 1,159,990
Total cost of sales	728,298	(23,366)	704,932
Other operating expenses	367,701	9,033	376,734

Operating income	87,430	(9,106)	78,324
Other expenses	(2,188)	(42)	(2,230)

Income before income taxes and equity in net earnings of affiliated companies	85,242	(9,148)	76,094
Income taxes	27,757	(1,471)	26,286

Income before equity in net earnings of affiliated companies	57,485	(7,677)	49,808
Equity in net earnings of affiliated companies	2,139	65	2,204

Net income	59,624	(7,612)	52,012
Less: Net income attributable to noncontrolling interests	(776)	—	(776)

Net income attributable to
Fuji Xerox Co., Ltd.	JPY 58,848	JPY (7,612)	JPY 51,236

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Correction of Misstatements in Prior Period Consolidated Financial Statements (continued)

Summary of effects on consolidated statement of comprehensive income

The following table shows the summary of effects of the restatement above on the consolidated statement of comprehensive income.

	Year ended March 31, 2016
	Amount as previously reported	Adjustment	Amount as restated
	(Millions of yen)
Net income	JPY 59,624	JPY (7,612)	JPY 52,012
Other comprehensive income (loss), net of tax
Change in unrealized gains	24	—	24
Foreign currency translation adjustments	(31,990)	5,822	(26,168)
Pension liability adjustments	(29,557)	(532)	(30,089)

Total other comprehensive income (loss)	(61,523)	5,290	(56,233)

Comprehensive loss	(1,899)	(2,322)	(4,221)
Less: Comprehensive loss attributable to noncontrolling interests	(465)	—	(465)

Comprehensive loss attributable to Fuji Xerox Co., Ltd.	JPY (2,364)	JPY (2,322)	JPY (4,686)

Summary of effects on consolidated statement of cash flows

The error corrections did not have a material impact on cash provided by or used in operating, investing, or financing activities, however certain components within cash provided by operating activities on the consolidated statements of cash flows have been reclassified.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Significant accounting policies are summarized as follows:

Consolidation Policy and Accounting for Investments in Affiliates

The Consolidated Financial Statements include the accounts of Fuji Xerox and all entities that Fuji Xerox directly or indirectly controls. All significant intercompany balances and transactions have been eliminated in consolidation.

Investments in affiliates (generally, 20% to 50% owned companies) over which Fuji Xerox has the ability to exercise significant influence are accounted for by the equity method.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant items subject to such estimates and assumptions include the valuation of trade and finance receivables, inventories, investments, deferred income tax assets, impairments of long-lived assets, determination of useful lives and depreciation or amortization method for property, plant and equipment and intangible assets, contingent and litigation reserves, assumptions related to the estimation of actuarially determined retirement benefit obligations, and income tax uncertainties. Actual results could differ from those estimates.

Foreign Currency Translation

Foreign currency financial statements have been translated into Japanese yen at the rates of exchange in effect at the balance sheet date for assets and liabilities and the average exchange rates prevailing during the period for revenue and expense items. Gains and losses resulting from foreign currency transactions are included in other income (expenses), and those resulting from translation of foreign currency financial statements are excluded from the statement of income and are included in accumulated other comprehensive income (loss), a separate component of stockholders’ equity.

Cash and cash equivalents

Fuji Xerox considers all highly liquid investments which are readily convertible into cash and have original maturities of three months or less to be cash equivalents. Certain debt securities with original maturities of three months or less are included in cash and cash equivalents in the consolidated balance sheet and the consolidated statement of cash flows.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

The majority of cash and cash equivalents are maintained with banks and other financial institutions. Deposits with these banks may exceed the amount of insurance provided on such deposits, however, these deposits typically may be redeemed upon demand and, therefore, bear minimal risk.

Fuji Xerox sells products to customers primarily in Japan, China and Asia Pacific. There are no customers representing more than 10% of Fuji Xerox’s revenue, other than Xerox (see Note 15). Fuji Xerox performs ongoing credit evaluations of customers, and generally does not require collateral. Allowances are maintained for potential credit losses and such losses have been within management’s expectations.

Allowance for Doubtful Receivables and Finance Receivables

The credit quality of receivables is reviewed every quarter based on financial soundness of customers and the delays in payment. Where Fuji Xerox estimates that a particular receivable is uncollectible, an allowance is individually recorded; otherwise receivables are evaluated collectively.

Customers are evaluated individually when collection is not probable following delays in payments or going concern issues. Under such circumstances, 100% of the receivables are provisioned. Other customers are evaluated collectively using percentages based on historical losses applied to the aging of receivables.

Uncollectible finance receivables are written-off when all legal actions have been taken to collect the receivable, and it becomes clear that an amount lower than the original receivable will be recovered.

Inventories

Inventories are valued at the lower of cost or market with cost generally being determined by the moving average method. Fuji Xerox reviews inventories for obsolete, slow-moving or excess amounts and if required, writes off the carrying amounts to their estimated net realizable values.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Summary of Significant Accounting Policies (continued)

Investments in Securities

Fuji Xerox has classified its investments in marketable securities as available-for-sale which are reported at fair value with unrealized gains and losses, net of related taxes, excluded from the statement of income and included in other comprehensive income (loss) and reported as part of Accumulated other comprehensive loss within stockholders’ equity. Fuji Xerox does not hold any trading securities or held-to-maturity securities. Realized gains and losses on the sale of available-for-sale securities are determined by the moving-average method. When a decline in value of a marketable equity security is deemed to be other-than-temporary, Fuji Xerox recognizes an impairment loss to the extent of the decline. In determining if and when such a decline in value is other-than-temporary, Fuji Xerox evaluates market conditions, trends of earnings, and other key measures.

Property, Plant and Equipment and Depreciation

Property, plant and equipment are carried at cost. Depreciation is computed primarily using the straight-line method.

The following summarizes the estimated useful lives of property, plant and equipment by major class:

Rental machines	2 - 4 years
Buildings and structures, including leasehold improvements	3 - 50 years
Machinery and equipment	3 - 17 years
Vehicles	3 - 7 years
Tools, furniture and fixtures	2 - 20 years

Effective from April 1, 2016, Fuji Xerox and its subsidiaries changed its depreciation method from the declining-balance method to the straight-line method.

To increase its competitiveness, Fuji Xerox introduced in the year ended March 31, 2017 a single production platform common to several product lines, named the “Global Platform” allowing Fuji Xerox to achieve uniform utilization of the production machinery and equipment throughout the estimated useful lives. Fuji Xerox believes that the straight-line method better reflects the pattern of consumption of the future economic benefits to be derived from those assets being depreciated and provides better matching of costs and revenues over the assets’ estimated useful lives. Under the provisions of ASC 250 “Accounting Changes and Error Corrections”, a change in depreciation method is treated on a prospective basis as a change in estimate and results of prior periods have not been restated.

The change in depreciation method caused a decrease in depreciation expense by JPY 4,772 million and increased Net income attributable to Fuji Xerox by JPY 3,302 million for the year ended March 31, 2017.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Summary of Significant Accounting Policies (continued)

Goodwill and Other Intangible Assets

Goodwill represents the excess of the acquisition consideration over the fair value of the net assets acquired. Other intangible assets principally consist of costs allocated to software and customer relationships.

Goodwill and other indefinite-lived intangible assets are tested annually, at January 1, for impairment. The annual impairment test on goodwill is performed principally based on present value techniques of estimated future cash flows. The discount rate used is based on weighted average cost of capital. In addition to the annual impairment test, an interim test for impairment will be performed whenever events occur or circumstances indicate that the carrying value may not be recoverable. Intangible assets other than those with indefinite lives are amortized on a straight-line basis over their estimated useful lives summarized as follows:

Software	3 - 5 years
Customer Relationships	5 - 17 years

Impairment of Long-Lived Assets

Fuji Xerox evaluates long-lived assets, excluding goodwill and other intangible assets not being amortized, for impairment whenever events or changes in business circumstances indicate the carrying amount of the assets may not be fully recoverable. If an evaluation is required, the estimated future undiscounted cash flows associated with an asset group would be compared to the asset group’s carrying amount to determine if a write down is required. If this evaluation indicates that the assets will not be recoverable, the carrying amounts of Fuji Xerox’s assets would be reduced to their estimated fair value.

Retirement benefits

Fuji Xerox, its domestic subsidiaries and certain foreign subsidiaries have both defined benefit and defined contribution plans for employees’ retirement benefits. Retirement benefit obligations are measured by actuarial calculations. The funded or unfunded status of the defined benefit plans is recognized on the consolidated balance sheet as Other assets (Prepaid retirement and severance costs) or Retirement benefits. All actuarial changes are ultimately recognized as components of net periodic benefit cost, except to the extent they may be offset by subsequent changes. At any point, actuarial changes that have been identified and quantified but not recognized as components of net periodic benefit cost, are recognized in Accumulated other comprehensive income (loss), net of related tax. Each year, the difference between the actual return on plan assets and the expected return on plan assets, as well as increases or decreases in the benefit obligation as a result of changes in the discount rate and other actuarial assumptions, are added to or subtracted from any cumulative actuarial gain or loss from prior years. This amount is the net actuarial gain or loss recognized in Accumulated other comprehensive income (loss). The cumulative actuarial gain or loss recognized in Accumulated other comprehensive income (loss) is subsequently amortized over the average remaining service period of the plan participants, when it exceeds 10 percent of the greater of the market value of the plan assets or the projected benefit obligation.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Summary of Significant Accounting Policies (continued)

Revenue Recognition

Fuji Xerox recognizes revenue when it is realized or realizable and earned. Fuji Xerox considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the products or services have been provided to customers, the sales price is fixed or determinable, and collectability is reasonably assured.

Equipment:

Revenues from the sale of equipment, including sales-type leases are recognized at the time of sale or at the commencement of a lease, as appropriate. For equipment sales that are required to be installed at the customer location, revenue is recognized when the equipment has been delivered to and installed at the customer location. A sales return is accepted only when the equipment is defective and does not meet Fuji Xerox’s product performance specifications. Other than installation, there are no customer acceptance clauses in the sales contracts.

Services:

Service revenues are derived primarily from maintenance contracts on equipment sold to customers and are recognized over the terms of the contract. A substantial portion of products are sold with total service maintenance agreements for which the customer typically pays a base service fee plus a variable amount based on usage on a monthly basis.

Rental:

Rental revenues from Fuji Xerox’s owned assets leased to customers are recognized as earned over the respective contract terms which are generally on a straight-line basis.

Lease:

Fuji Xerox sells equipment under bundled lease arrangements, which typically include the equipment, service, supplies and a financing component for which the customer pays a single negotiated monthly fixed price for all elements over the contractual lease term. Recognizing revenues under these arrangements requires Fuji Xerox to allocate the total consideration received to the lease and non-lease deliverables included in the bundled arrangement, based upon the estimated fair values of each element. Revenues from the leases of equipment under sales-type lease are recognized at the commencement of the lease. Income on other than sales-type leases is accounted for as operating leases and related revenue is recognized ratably over the lease term.

Consumables and other:

Revenues from consumables such as toners, ink, and papers are generally recognized upon shipment or receipt by the customer in accordance with the sales terms. Consumables and other also include interest income on sales-type leases which is recognized using the effective interest method with the allocation based on the net investment in outstanding leases.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Summary of Significant Accounting Policies (continued)

Multiple-Element Arrangements:

Fuji Xerox generally sells equipment with supplies and maintenance services under multiple-element arrangements, whereby Fuji Xerox allocates the consideration between equipment and other elements based upon their relative selling prices. Selling prices are determined using vendor-specific objective evidence such as the prices charged for elements regularly sold on a standalone basis. When elements are not yet sold on a standalone basis, Fuji Xerox estimates the price using third-party evidence or estimates the price that once established, will not change before the standalone sale of the element into the marketplace.

Product Warranties

Fuji Xerox provides a warranty for certain of its products. These warranties generally extend for a period of one year to three years from the date of sale. A liability for expected warranty costs is accrued at the time that the related revenue is recognized. These estimates are derived from historical data and trends of product reliability and costs of repairing and replacing defective products.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases and net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the period in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Valuation allowances are established to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Fuji Xerox recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. Recognized tax positions are measured at the largest amount of benefit which is more likely than not to be realized upon settlement.

Shipping and Handling Costs

Fuji Xerox includes shipping and handling costs, which totaled JPY 31,264 million and JPY 33,985 million for the years ended March 31, 2017 and 2016, respectively, in selling, general and administrative expenses.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Summary of Significant Accounting Policies (continued)

Advertising Costs

Included in selling, general and administrative expenses are advertising costs which are expensed as incurred. Advertising costs amounted to JPY 4,423 million and JPY 5,328 million for the years ended March 31, 2017 and 2016, respectively.

Consumption Taxes

Revenues, costs and expenses on the consolidated statements of income do not include consumption taxes.

Fair Value Measurements

Fuji Xerox measures fair value as a price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The accounting guidance for fair value measurements specifies a hierarchy of inputs to valuation techniques based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety.

When available, Fuji Xerox uses unadjusted quoted market price in active markets to measure fair value and classifies such items as Level 1. For certain financial assets and liabilities, Fuji Xerox determines fair value by using inputs that are corroborated by observable market data obtained from financial institutions or third party and classifies such items as Level 2. For certain financial assets and liabilities, Fuji Xerox uses valuations techniques in which one or more significant inputs are unobservable to measure fair value and classifies such items as Level 3.

Derivative Financial Instruments

Fuji Xerox recognizes all derivative financial instruments, such as forward foreign exchange contracts, currency swaps, cross currency interest rate swaps and interest rate swaps as either assets or liabilities in the consolidated balance sheet and measures those instruments at fair value. If the derivative is designated as a hedge, depending on the nature of the hedge, to the extent the hedge is effective, changes in fair value of derivative accounted for as fair value hedge are offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings, and changes in fair value of derivative accounted for as cash flow hedge, are recorded in other comprehensive income (loss), net of related taxes. Derivatives that are not designated as hedges are adjusted to fair value through earnings.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Summary of Significant Accounting Policies (continued)

New Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible that more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. Subsequent to the issuance of ASU 2014-09, the FASB issued the following ASUs’ which amend or provide additional guidance on topics addressed in ASU 2014-09. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers—Principal versus Agent Considerations (reporting revenue gross versus net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers - Identifying Performance Obligations and Licenses. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers—Narrow Scope Improvements and Practical Expedients. Fuji Xerox will adopt these standards for the fiscal year ending March 31, 2019 and expect to use the modified retrospective method. Upon adoption, Fuji Xerox will recognize the cumulative effect of adopting this guidance as an adjustment to the opening balance of retained earnings. Fuji Xerox is currently evaluating the impact of the adoption of these standards on its Consolidated Financial Statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This update requires the recognition of leased assets and lease obligations by lessees for those leases currently classified as operating leases under the existing lease guidance. Short-term leases with a term of 12 months or less are not required to be recognized. The update also requires disclosure of key information about leasing arrangements to increase transparency and comparability among organizations. The accounting for lessors does not fundamentally change except for changes to conform and align guidance to the lessee guidance as well as to the new revenue recognition guidance in ASU 2014-09. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2020. Fuji Xerox is currently evaluating the impact of the adoption of ASU 2016-02 on its Consolidated Financial Statements.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Summary of Significant Accounting Policies (continued)

New Accounting Standards (continued)

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This update provides specific guidance on eight cash flow classification issues where current guidance is either unclear or does not include specific requirements. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2019 and is not expected to have a material impact on the financial condition, results of operations or cash flows.

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. The amendments in this update expand and refine hedge accounting for both financial and non-financial risk components, aligns the recognition and presentation of the effects of hedging instruments with the same income statement line item that the hedged item is reported and includes certain targeted improvements to ease the application of current guidance related to the assessment of hedge effectiveness. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2020. Fuji Xerox is currently evaluating the impact of the adoption of ASU 2017-12 on its Consolidated Financial Statements.

In March 2017, the FASB issued ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. This update changes how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic benefit costs in the statement of income. An employer is required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the affected employees during the period. Other components of net periodic benefit cost are required to be presented in the statement of income separately from the service cost component and outside a subtotal of operating income, if one is presented. The update also allows only the service cost component to be eligible for capitalization, when applicable. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2019. The update must be applied retrospectively for the presentation requirements and prospectively for the capitalization of the service cost component requirements. The adoption of this update is not expected to have a material impact on Fuji Xerox’s financial condition, results of operations or cash flows.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Summary of Significant Accounting Policies (continued)

New Accounting Standards (continued)

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory. This update requires recognition of the income-tax consequences of an intra-entity transfer of assets other than inventory when the transfer occurs. Under current GAAP, recognition of the income tax consequences for asset transfers other than inventory could not be recognized until the asset was sold to a third party. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2019 and is not expected to have a material impact on the financial condition, results of operations or cash flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires measurement and recognition of expected credit losses for financial assets. The update impacts financial assets and net investment in leases that are not accounted for at fair value through net income. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2021. Fuji Xerox is currently evaluating the impact of the adoption of ASU 2016-13 on the Consolidated Financial Statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2019 and is not expected to have a material impact on its financial condition, results of operations or cash flows.

In January 2017 the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350):—Simplifying the Goodwill Impairment Test, which eliminates Step 2 from the goodwill impairment test. Instead, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to the reporting unit. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2022.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Summary of Significant Accounting Policies (continued)

New Accounting Standards (continued)

In March 2016, the FASB issued ASU 2016-07, Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting. This update eliminates the requirement that when an existing cost method investment qualifies for use of the equity method, an investor must restate its historical financial statements, as if the equity method had been used during all previous periods. Under the new guidance, at the point an investment qualifies for the equity method, any unrealized gain or loss in accumulated other comprehensive income/(loss) will be recognized through earnings. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2018. The adoption of this update is not expected to have a material impact on Fuji Xerox’s financial condition, results of operations or cash flows.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This update, which simplifies the presentation of deferred income taxes, requires that deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2018. ASU 2015-17 is being applied prospectively to all deferred tax liabilities and assets.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, which is effective for Fuji Xerox’s fiscal year ending March 31, 2018, and interim periods within fiscal year ending March 31, 2018. The adoption of this update will not have a material impact on Fuji Xerox’s financial condition, results of operations or cash flows.

4.	Receivables

Receivables at March 31, 2017 and 2016 are summarized as follows:

	2017	2016
		(As Restated)
	(Millions of yen)
Trade:
Notes	JPY 9,034	JPY 8,086
Accounts	169,421	166,238
Other	8,568	11,497

	187,023	185,821
Less: Allowance for doubtful receivables	(10,128)	(7,815)

	JPY 176,895	JPY 178,006

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5.	Finance Receivables

Finance lease receivables are recorded for sales-type leases of Fuji Xerox’s equipment. The components of finance receivables at March 31, 2017 and 2016 are as follows:

	2017	2016
		(As Restated)
	(Millions of yen)
Gross receivables	JPY 202,972	JPY 218,211
Unearned income	(21,419)	(24,390)
Less: Allowance for doubtful receivables	(9,254)	(8,125)

	172,299	185,696
Less: Current portion	(66,038)	(70, 192)
Non-current portion	JPY 106,261	JPY 115,504

The future minimum lease payments to be received under sales-type leases at March 31, 2017 are summarized as follows:

(Millions of yen)
Year ending March 31:
2018	JPY 82,986
2019	47,417
2020	35,821
2021	23,692
2022	10,374
2023 and thereafter	2,682

Total future minimum lease payments	JPY 202,972

Allowance for Doubtful Finance Receivables

The allowance for doubtful finance receivables is determined based on various factors including the financial soundness of its customers and the delays in payment. For collectively evaluated finance receivables, the allowance is based on historical losses, whereas for individually evaluated finance receivables, the allowance is directly estimated according to the financial soundness of the customer.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5.	Finance Receivables (continued)

Allowance for Doubtful Finance Receivables (continued)

Uncollectable finance receivables are written-off when all legal actions have been taken to collect the receivable, and it becomes clear that an amount less than the original receivable will be recovered.

The following table provides the roll-forward of the allowance for doubtful finance receivables for the years ended March 31, 2017 and 2016, and information on credit quality regarding finance receivables at March 31, 2017 and 2016.

	2017	2016
		(As Restated)
	(Millions of yen)
Allowance for doubtful finance receivables:
Beginning balance	JPY (8,125)	JPY (6,504)
Charge off	1,753	2,019
Provision	(2,940)	(4,070)
Other	58	430

Ending balance	JPY (9,254)	JPY (8,125)

Ending balance: individually evaluated for impairment	(1,759)	(1,686)
Ending balance: collectively evaluated for impairment	(7,495)	(6,439)
Finance receivables:
Ending balance	JPY 181,553	JPY 193,821

Ending balance: individually evaluated for impairment	1,759	1,686
Ending balance: collectively evaluated for impairment	179,794	192,135

Past Due Finance Receivables

The following table provides past due finance receivables at March 31, 2017 and 2016.

Past due (Millions of yen)
	Past due to 30 days and in due	31-89 days	90 days or more	Total
At March 31, 2017	JPY 171,212	JPY 2,380	JPY 7,961	JPY 181,553
At March 31, 2016
(As Restated)	JPY 185,994	JPY 2,233	JPY 5,594	JPY 193,821

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6.	Inventories

Inventories at March 31, 2017 and 2016 are summarized as follows:

	2017	2016
		(As Restated)
	(Millions of yen)
Finished goods	JPY 75,287	JPY 73,417
Work in process	7,827	7,076
Raw materials and supplies	12,366	11,531

	JPY 95,480	JPY 92,024

7.	Investments

Investments at March 31, 2017 and 2016 are summarized as follows:

	2017	2016
		(As Restated)
	(Millions of yen)
Investments in affiliates	JPY 10,847	JPY 10,324
Investment securities	4,523	4,133

	JPY 15,370	JPY 14,457

Investments in affiliates accounted for by the equity method at March 31, 2017 and 2016 were as follows:

	2017	2016
		(As Restated)
	(Millions of yen)
FUJIFILM Logistics Co., Ltd.	JPY 2,471	JPY 2,670
Xerox International Partners	3,250	2,548
Other affiliates	5,126	5,106

Investments in affiliates	JPY 10,847	JPY 10,324

FUJIFILM Logistics Co., Ltd. (“FFL”) is a joint venture 61% owned by the Parent and 39% owned by Fuji Xerox. FFL provides logistics solutions to the entire FUJIFILM Group including Fuji Xerox and its affiliates.

Xerox International Partners (“XIP”) is a joint venture 51% owned by Xerox and 49% owned by Fuji Xerox. XIP sells and provides support for OEM laser printers and consumables.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7.	Investments (continued)

There are no significant differences between the carrying value of the investments and the amount of the underlying equity in net assets. There is no readily determinable market value for Fuji Xerox’s investments in affiliates.

Investment securities consist of available-for-sale securities and certain non-marketable equity securities. The cost, gross unrealized gains, gross unrealized losses, and fair value for available-for-sale securities included in Investments by major security type at March 31, 2017 and 2016 are summarized as follows:

2017
	Cost	Gross unrealized gains	Gross unrealized losses	Fair value
(Millions of yen)
Noncurrent:
Equity securities	JPY 1,499	JPY 2,184	JPY (11)	JPY 3,672

2016
(As Restated)
	Cost	Gross unrealized gains	Gross unrealized losses	Fair value
(Millions of yen)
Noncurrent:
Equity securities	JPY 1,488	JPY 2,002	JPY (29)	JPY 3,461

There were no proceeds from sales of available-for-sale securities, gross realized gains and gross realized losses on sales of available-for-sale securities for the year ended March 31, 2017. Proceeds from sales of available-for-sale securities, gross realized gains and gross realized losses on sales of available-for-sale securities for the year ended March 31, 2016 were JPY 2 million, JPY 1 million and JPY 0 million, respectively.

Realized gains and losses on available-for-sale securities and declines in value considered other-than-temporary on investment securities were insignificant for the year ended March 31, 2017.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8.	Property, Plant and Equipment

Property, plant and equipment at March 31, 2017 and 2016 are summarized as follows:

	2017	2016
		(As Restated)
	(Millions of yen)
Rental machines	JPY 135,656	JPY 130,393
Land	32,528	32,614
Buildings and structures	213,583	212,608
Machinery and equipment	82,765	80,670
Vehicles	910	902
Tools, furniture and fixtures	211,094	206,828
Construction in progress	7,349	12,893

	683,885	676,908
Less: Accumulated depreciation	(498,944)	(484,194)

	JPY 184,941	JPY 192,714

Depreciation expenses amounted to JPY 42,843 million and JPY 45,480 million for the years ended March 31, 2017 and 2016, respectively.

Accumulated depreciation of rental machines was JPY 88,769 million and JPY 80,089 million at March 31, 2017 and 2016, respectively.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9.	Goodwill and Other Intangible Assets

The changes in goodwill during the years ended March 31, 2017 and 2016 were as follows:

	(Millions of yen)
Balance at April 1, 2015	JPY	153,446
Acquisition		90
Impairment		—
Other (including currency translation)		(8,003)

Balance at March 31, 2016		145,533
Acquisition		—
Impairment		—
Other (including currency translation)		(2,630)

Balance at March 31, 2017	JPY	142,903

Other intangible assets at March 31, 2017 and 2016 are summarized as follows:

	2017
	Gross carrying amount		Accumulated amortization	Net carrying amount
			(Millions of yen)
Software	JPY	79,691	JPY (49,329)	JPY 30,362
Customer relationships		18,073	(8,591)	9,482
Other		4,743	(2,643)	2,100

Total	JPY	102,507	JPY (60,563)	JPY 41,944

	2016
	Gross carrying amount		(As Restated) Accumulated amortization	Net carrying amount
			(Millions of yen)
Software	JPY	81,367	JPY (48,130)	JPY 33,237
Customer relationships		18,138	(7,687)	10,451
Other		4,799	(2,593)	2,206

Total	JPY	104,304	JPY (58,410)	JPY 45,894

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9.	Goodwill and Other Intangible Assets (continued)

Amortization expenses for Other intangible assets amounted to JPY 13,658 million and JPY 14,107 million for the years ended March 31, 2017 and 2016, respectively.

Estimated amortization expenses for each of subsequent 5 years are as follows:

	(Millions of yen)
Year ending March 31:
2018	JPY	10,588
2019		7,568
2020		5,058
2021		3,455
2022		1,422

10.	Short-Term and Long-Term Debt

Short-term debt at March 31, 2017 and 2016 is summarized as follows:

	2017		2016
			(As Restated)
	(Millions of yen)
Short-term debt, mainly due to banks	JPY	7,788	JPY	15,007
Commercial paper		10,000		29,000
Current installments of long-term debt		50,294		38,700

	JPY	68,082	JPY	82,707

The weighted average interest rates on short-term debt at March 31, 2017 and 2016 were 1.60% and 2.48%, respectively. The weighted average interest rates on commercial paper outstanding at March 31, 2017 and 2016 were -0.04% and 0.00%, respectively.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

10.	Short-Term and Long-Term Debt (continued)

Long-term debt at March 31, 2017 and 2016 consist of the following:

	2017		2016
	(Millions of yen)
Unsecured loans due to banks and insurance companies, through 2020, with weighted average interest rates of 0.35% at March 31, 2017 and 0.70% at March 31, 2016	JPY	5,289	JPY	9,297
Unsecured loans due to Parent, through 2020, with weighted average interest rates of 0.27% at March 31, 2017 and 0.57% at March 31, 2016		69,618		95,918
Other		91		274

		74,998		105,489
Less: Current installments		(50,294)		(38,700)

Long-term debt, excluding current installments	JPY	24,704	JPY	66,789

The aggregate annual maturities of long-term debt outstanding at March 31, 2017 are as follows:

	(Millions of yen)
Year ending March 31:
2018	JPY	50,294
2019		16,479
2020		8,225

	JPY	74,998

As customary in Japan, both short-term and long-term bank loans are made under general agreements which provide that security and guarantees for present and future indebtedness will be provided upon request of the bank, and that the bank shall have the right to offset cash deposits against obligations that have become due or, in the event of default, against all obligations due to the bank.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

11.	Income Taxes

Income taxes applicable to Fuji Xerox and its domestic subsidiaries comprise of corporation, inhabitant and enterprise taxes which, in the aggregate, result in a statutory income tax rate of 30.8% and 33.1% for the years ended March 31, 2017 and 2016, respectively.

The effective tax rate reflected in the consolidated statements of income for the years ended March 31, 2017 and 2016 differed from the statutory tax rate due to the following reasons:

	2017	2016
		(As Restated)
Japanese statutory tax rate	30.8%	33.1%
Expenses not deductible for tax purposes	3.2	2.4
Lower statutory tax rates of other countries	(2.7)	(5.6)
Research and development credit	(4.3)	(2.5)
Investor taxes on earnings of subsidiaries	2.1	1.0
Net changes in valuation allowance	2.5	3.2
Investor taxes on equity income from overseas affiliate	0.5	0.7
Tax rate change impact	—	2.2
Other	(0.4)	0.0

Effective tax rate	31.7%	34.5%

Income before income taxes for the years ended March 31, 2017 and 2016 were taxed in the following jurisdictions:

	2017	2016
		(As Restated)
	(Millions of yen)
Domestic	JPY 47,911	JPY 44,367
Foreign	19,429	31,727

	JPY 67,340	JPY 76,094

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

11.	Income Taxes (continued)

Income taxes expense for the years ended March 31, 2017 and 2016 consisted of the followings:

	2017		2016
			(As Restated)
	(Millions of yen)
Current:
Domestic	JPY	13,622	JPY	11,752
Foreign		7,405		8,492

		21,027		20,244
Deferred:
Domestic		981		4,892
Foreign		(629)		1,150

		352		6,042

	JPY	21,379	JPY	26,286

The tax effects of temporary differences that give rise to deferred tax assets and liabilities at March 31, 2017 and 2016 are presented below:

	2017		2016
			(As Restated)
	(Millions of yen)
Deferred tax assets:
Inventories	JPY	2,417	JPY	4,155
Property, plant and equipment		8,240		7,253
Accrued expenses		15,146		14,178
Retirement benefits		4,113		8,000
Net operating loss carryforwards		6,165		6,079
Allowance for doubtful receivables		5,770		5,636
Other		7,255		4,176

		49,106		49,477
Less: Valuation allowance		(8,187)		(6,514)

Total deferred tax assets		40,919		42,963
Deferred tax liabilities:
Finance receivables		(13,157)		(11,301)
Property, plant and equipment		(549)		(599)
Goodwill		(10,271)		(10,273)
Taxes on undistributed earnings		(13,144)		(12,424)
Other intangible assets		(3,189)		(3,427)
Other		(200)		(1,948)

Total deferred tax liabilities		(40,510)		(39,972)

Net deferred tax assets	JPY	409	JPY	2,991

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

11.	Income Taxes (continued)

The valuation allowance relates primarily to deferred tax assets of certain subsidiaries which have net operating loss carryforwards for tax purposes. The valuation allowances increased by JPY 1,673 million and JPY 2,419 million for the years ended March 31, 2017 and 2016, respectively.

The benefits recognized from utilizing net operating losses carried forward from prior years were JPY 60 million and JPY 214 million for the years ended March 31, 2017 and 2016, respectively.

At March 31, 2017, Fuji Xerox and certain subsidiaries have net operating loss carryforwards for income tax purposes amounting to JPY 23,604 million, of which JPY 18,546 million will be carried forward indefinitely and JPY 5,058 million will expire through the year ending March 31, 2027. These net operating loss carryforwards are available to offset future taxable income of the subsidiaries.

Unrecognized tax benefits and changes of unrecognized tax benefits through the years ended March 31, 2017 and 2016 were insignificant. Fuji Xerox believes its estimates and assumptions of unrecognized tax benefits are reasonable; however uncertainty regarding the final determination of tax audit could affect the effective tax rate in the future. Both interest and penalties accrued at March 31, 2017 and 2016 in the consolidated balance sheets and included in income taxes for the years ended March 31, 2017 and 2016 in the consolidated statements of income were insignificant.

Fuji Xerox files income tax returns in Japan, Singapore, China and other various foreign jurisdictions. In Japan, Fuji Xerox and major domestic subsidiaries are no longer subject to regular tax examinations by the tax authorities for the years before 2014. In Singapore, Fuji Xerox Asia Pacific Pte. Ltd. is no longer subject to regular tax examination by the tax authority for the years before 2015. In China, Fuji Xerox of Shenzhen Ltd. is no longer subject to regular tax examination by the tax authority for the years before 2015. In other foreign tax jurisdictions, major foreign subsidiaries are no longer subject to tax examinations by the tax authorities for the years before 2009 with some minor exceptions.

12.	Retirement Benefits

Fuji Xerox, its domestic subsidiaries and certain foreign subsidiaries have funded and unfunded defined benefit retirement plans. Under the plans, employees are entitled to lump-sum payments, or lump-sum and pension annuity payments, based on their current rate of pay and the length of service upon retirement or termination of employment for reasons other than cause. The funding policy is to make actuarially determined contributions to provide the plans with sufficient assets to meet future benefit payment requirements.

Certain foreign subsidiaries also have defined contribution plans which cover substantially all their employees. The funding policy for such defined contribution plans is to contribute annually an amount equal to a certain percentage of the participant’s annual salary.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12.	Retirement Benefits (continued)

Obligations and funded status

Reconciliation of beginning and ending balances of the benefit obligations under the defined benefit plans and the fair value of the plan assets, the funded status and the amounts recognized in the consolidated balance sheets at March 31, 2017 and 2016 are as follows:

	2017		2016
			(As Restated)
	(Millions of yen)
Changes in benefit obligations:
Benefit obligations at beginning of year	JPY	456,178	JPY	419,133
Service cost		15,438		14,147
Interest cost		3,011		4,818
Plan participants’ contributions		100		122
Plan amendments		—		(892)
Actuarial (gains) losses		(8,748)		35,657
Benefits paid		(14,041)		(15,002)
Foreign currency translation and other		(232)		(1,805)

Benefit obligations at end of year		451,706		456,178
Changes in plan assets:
Fair value of plan assets at beginning of year	JPY	430,512	JPY	432,663
Actual return on plan assets		13,292		1,509
Plan participants’ contributions		100		122
Employers’ contributions		9,943		13,023
Benefits paid		(14,040)		(14,866)
Foreign currency translation and other		11		(1,939)

Fair value of plan assets at end of year		439,818		430,512

Funded status	JPY	(11,888)	JPY	(25,666)

Amounts recognized in the consolidated balance sheets consist of:
Retirement benefits	JPY	(11,888)	JPY	(26,707)
Other assets (Prepaid retirement and severance costs)		—		1,041

Net amount recognized	JPY	(11,888)	JPY	(25,666)

Amounts recognized in Accumulated other comprehensive loss consist of:
Net actuarial loss	JPY	109,002	JPY	125,110
Prior service credit		(5,301)		(7,019)

	JPY	103,701	JPY	118,091

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12.	Retirement Benefits (continued)

Obligations and funded status (continued)

The accumulated benefit obligations for defined benefit pension plans were JPY 450,526 million and JPY 455,083 million at March 31, 2017 and 2016, respectively.

Payments to directors and statutory auditors, corporate officers and part-time employees are based on separate plans. At March 31, 2017 and 2016, JPY 860 million and JPY 984 million, respectively, have been accrued for such plans and are included in Retirement benefits in the consolidated balance sheets.

Substantially all pension plans’ projected benefit obligations and accumulated benefit obligations exceed the fair value of plan assets.

Components of net periodic benefit cost

Components of net periodic benefit cost for Fuji Xerox’s defined benefit plans and Fuji Xerox’s cost for defined contribution plans for the years ended March 31, 2017 and 2016 are as follows:

	2017	2016
		(As Restated)
	(Millions of yen)
Components of net periodic benefit cost:
Service cost	JPY 15,438	JPY 14,147
Interest cost	3,011	4,818
Expected return on plan assets	(11,845)	(12,025)
Amortization of actuarial loss	5,768	2,764
Settlement (gain) loss	(1)	172
Amortization of prior service credit	(1,718)	(2,050)

Net periodic benefit cost	10,653	7,826
Cost for defined contribution plans	3,696	3,987

Total	JPY 14,349	JPY 11,813

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12.	Retirement Benefits (continued)

Components of net periodic benefit cost (continued)

Other changes in plan assets and benefit obligations recognized in Other comprehensive income (loss) for years ended March 31, 2017 and 2016 are summarized as follows:

	2017	2016
		(As Restated)
	(Millions of yen)
Current year actuarial (gain) loss	JPY (10,195)	JPY 46,173
Amortization of actuarial loss	(5,768)	(2,764)
Prior service credit due to amendments	—	(892)
Amortization of prior service credit	1,718	2,050

	JPY (14,245)	JPY 44,567

The estimated net actuarial loss and prior service credit for the defined benefit pension plans that will be amortized from Accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are as follows:

	(Millions of yen)
Net actuarial loss	JPY	4,779
Prior service credit		(1,223)

Assumptions

The weighted-average assumptions used to determine benefit obligations, excluding pension plans whose compensation levels do not impact the amount of benefit obligations, at March 31, 2017 and 2016 are as follows:

	2017	2016
Discount rate	0.8%	0.7%
Rate of future compensation increase	2.0%	2.0%

The weighted-average assumptions used to determine net periodic benefit cost for the years ended March 31, 2017 and 2016 are as follows:

	2017	2016
Discount rate	0.7%	1.3%
Rate of future compensation increase	2.0%	2.0%
Expected long-term rate of return on plan assets	2.8%	2.8%

The expected long-term rate of return on plan assets reflects the plan’s asset allocations and an evaluation of the historical behavior of Fuji Xerox’s portfolio.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12.	Retirement Benefits (continued)

Assumptions (continued)

The discount rate is used to determine present value of Fuji Xerox’s future anticipated benefit obligations. The discount rate reflects the current rate at which benefit liabilities could be effectively settled considering the timing of expected payments for plan participants. In estimating the discount rate, Fuji Xerox considers rates of return on high-quality fixed-income investments, as well as the expected timing of pension and other benefit payments.

Plan assets

Fuji Xerox’s investment objective is to generate long-term returns with an acceptable low volatility to ensure adequate funding to meet benefit payments.

The basic investment strategy for plan assets is to seek effective returns with low volatility through diversified investments. Fuji Xerox designs a basic asset allocation model that represents the most appropriate asset portfolio to achieve expected returns over the mid-and-long term, and reviews its effectiveness periodically. When conditions change, Fuji Xerox reconsiders the basic asset allocation, if necessary. Fuji Xerox manages risks within a predefined acceptable range considering near term market conditions.

The target allocation for plan assets is 17% equity securities, 63% debt securities, and 20% alternative investments.

Equity securities consist of Japanese and foreign stocks that are listed on securities exchanges with a wide diversification of fund strategies and fund managers. Debt securities principally consist of government and other public debt securities and corporate debt securities. As part of its investment in debt securities, Fuji Xerox has been selecting general accounts of life insurance companies, for which life insurance companies have guaranteed anticipated interest rates and return of capital. Pooled funds have been selected for investment using the same strategies as those for equity and debt securities described above.

Alternative investments consist of a diversified blend of hedge funds and real estate funds, which are intended to hedge the risk of traditional assets and establish stable returns that are less sensitive to the market trend. Fuji Xerox has selected alternative investments based on a thorough analysis of the nature of risks and returns that are completely different to those of traditional assets.

Fuji Xerox enters into agreements with professional investment firms to manage the assets. They are bound by investment mandates determined by Fuji Xerox’s management. Investment mandates give the firms certain guidelines such as investment style, acceptable risk level, benchmark, expected returns and investment strategies. The firms determine targets for investments by analyzing their businesses, the potential for future growth, investment grades, and financial conditions in accordance with their investment strategy. Fuji Xerox closely monitors investment risks and returns through communication with the firms including quarterly review meeting with fund managers.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12.	Retirement Benefits (continued)

Plan assets (continued)

The three levels of input used to measure fair value are more fully described in Note 17. Plan assets classified as Level 3 include alternative investments primarily consisting of hedge funds and real estate funds which were valued at their net asset value calculated by the asset management companies of the funds. The fair value hierarchy of plan assets at March 31, 2017 and 2016 by asset category is as follows:

	2017
	Level 1		Level 2		Level 3		Assets measured at NAV (a)		Total
			(Millions of yen)
Asset category:
Cash and cash equivalents	JPY	7,610	JPY	6,082	JPY	—	JPY	—	JPY	13,692
Debt securities:
-Government debt securities (b)		444		—		—		—		444
-Corporate debt securities (c)		—		8,606		—		—		8,606
-Pooled funds (d)		—		—		—		149,272		149,272
Equity securities:
-Japanese company stocks		522		—		—		—		522
-Foreign company stocks		6,956		155		—		—		7,111
-Pooled funds (e)		—		—		—		81,593		81,593
General accounts of life insurance companies		—		97,499		—		—		97,499
Alternative investments:
-Real estate funds		—		25		342		10,208		10,575
-Other funds (f)		—		78		—		70,426		70,504

Total	JPY	15,532	JPY	112,445	JPY	342	JPY	311,499	JPY	439,818

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12.	Retirement Benefits (continued)

Plan assets (continued)

	2016
					(As Restated)
	Level 1		Level 2		Level 3		Assets measured at NAV (a)		Total
	(Millions of yen)
Asset category:
Cash and cash equivalents	JPY	7,409	JPY	10,657	JPY	—	JPY	—	JPY	18,066
Debt securities:
-Government debt securities (b)		497		—		—		—		497
-Corporate debt securities (c)		—		24,062		—		—		24,062
-Pooled funds (d)		—		1,613		—		144,981		146,594
Equity securities:
-Japanese company stocks		536		—		—		—		536
-Foreign company stocks		3,436		145		—		—		3,581
-Pooled funds (e)		—		351		—		71,465		71,816
General accounts of life insurance companies		—		95,894		—		—		95,894
Alternative investments:
-Real estate funds		—		23		305		2,493		2,821
-Other funds (f)		—		71		284		66,290		66,645

Total	JPY	11,878	JPY	132,816	JPY	589	JPY	285,229	JPY	430,512

(a)	Certain assets that are measured at fair value using the NAV per share (or its equivalent) practical expedient, have not been classified in the fair value hierarchy.
(b)	This category consists of 11% and 8% Japanese government debt securities and 89% and 92% foreign government debt securities at March 31, 2017 and 2016, respectively.
(c)	This category consists of 60% and 21% Japanese corporate debt securities and 40% and 79% foreign corporate debt securities at March 31, 2017 and 2016, respectively.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12.	Retirement Benefits (continued)

Plan assets (continued)

(d)	This category consists of 68% and 67% Japanese debt securities and 32% and 33% foreign debt securities at March 31, 2017 and 2016, respectively.
(e)	This category consists of 22% and 21% Japanese company stocks and 78% and 79% foreign company stocks at March 31, 2017 and 2016, respectively.
(f)	This category includes hedge funds and hedge fund of funds which are both diversified investments with a combination of various products and investment strategies.

The following table represents a roll-forward of the defined benefit plan assets measured using significant unobservable inputs for the years ended March 31, 2017 and 2016 (Level 3 assets):

	2017
	Beginning		Net payments, purchases and sales		Unrealized gains		Realized gains (losses)		Currency translation		Ending
					(Millions of yen)
Real estate funds	JPY	305	JPY	—	JPY	39	JPY	—	JPY	(2)	JPY	342
Other funds		284		—		(284)		—		—		—

Total	JPY	589	JPY	—	JPY	(245)	JPY	—	JPY	(2)	JPY	342

	2016
					(As Restated)
	Beginning		Net payments, purchases and sales		Unrealized gains (losses)		Realized gains (losses)		Currency translation		Ending
					(Millions of yen)
Real estate funds	JPY	325	JPY	—	JPY	—	JPY	—	JPY	(20)	JPY	305
Other funds		308		—		(8)		(16)		—		284

Total	JPY	633	JPY	—	JPY	(8)	JPY	(16)	JPY	(20)	JPY	589

Contributions

Fuji Xerox expects to contribute approximately JPY 9,948 million to the defined benefit pension plans for the year ending March 31, 2018.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12.	Retirement Benefits (continued)

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

	(Millions of yen)
Year ending March 31:
2018	JPY	17,460
2019		17,484
2020		19,529
2021		20,656
2022		19,993
2023 - 2027		110,628

Defined contribution plans

The amounts of cost recognized for Fuji Xerox’s and certain subsidiaries’ contributions to the plans were JPY 3,696 million and JPY 3,987 million for the years ended March 31, 2017 and 2016.

13.	Stockholders’ Equity

The Corporation Law of Japan (the “Law”) provides that an amount equal to 10% of a distribution of earnings be appropriated to the legal reserve. The Law also provides to the extent that the sum of the additional paid-in capital account and the legal reserve account exceeds 25% of the common stock account, then the amount of the excess, if any, is available for appropriations by resolution of the stockholders.

The amount available for dividends under the Law is based on the amount recorded in Fuji Xerox’s non-consolidated financial statements of account in accordance with accounting principles and practices generally accepted in Japan. Under the Law, the amount of retained earnings available for dividends at March 31, 2017 is JPY 316,695 million.

The accompanying Consolidated Financial Statements do not include a provision for cash dividends in the amount of JPY 12,420 million proposed by Fuji Xerox for the year ended March 31, 2017.

Retained earnings at March 31, 2017 included Fuji Xerox’s equity in undistributed earnings of affiliated companies accounted for by the equity method in the amount of JPY 8,241 million.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

14.	Accumulated Other Comprehensive Loss

The components of Accumulated other comprehensive loss, net of tax, at March 31, 2017 and 2016 are summarized as follows:

	2017		2016
			(As Restated)
	(Millions of yen)
Unrealized gains on securities	JPY	1,518	JPY	1,374
Unrealized derivative hedging losses		(62)		(26)
Foreign currency translation adjustments		11,470		19,433
Pension liability adjustments		(64,914)		(74,898)

	JPY	(51,988)	JPY	(54,117)

The related tax effects allocated to the change in each component of Other comprehensive income (loss), including amounts attributable to noncontrolling interests, for the years ended March 31, 2017 and 2016 are as follows:

	2017
	Pre-tax amount		Tax (expense) or benefit		Net change
			(Millions of yen)
Unrealized gains (losses) on securities:
Change in unrealized gains (losses) on securities	JPY	326	JPY	(102)	JPY	224
Amounts reclassified from Accumulated other comprehensive income (loss)		(115)		35		(80)

		211		(67)		144
Unrealized (losses) gains on derivatives:
Change in unrealized gains (losses) on derivatives		(43)		13		(30)
Amounts reclassified from Accumulated other comprehensive income (loss)		(9)		3		(6)

		(52)		16		(36)
Foreign currency translation adjustments		(8,156)		—		(8,156)
Pension liability adjustments:
Recognized in Accumulated other comprehensive income (loss)		10,279		(3,120)		7,159
Amounts reclassified from Accumulated other comprehensive income (loss)		4,049		(1,224)		2,825

	JPY	14,328	JPY	(4,344)	JPY	9,984

	JPY	6,331	JPY	(4,395)	JPY	1,936

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

14.	Accumulated Other Comprehensive Loss (continued)

	2016
	Pre-tax amount		(As Restated) Tax (expense) or benefit		Net change
			(Millions of yen)
Unrealized (losses) gains on securities:
Change in unrealized gains (losses) on securities	JPY	57	JPY	(36)	JPY	21
Amounts reclassified from Accumulated other comprehensive income (loss)		(1)		0		(1)

		56		(36)		20
Unrealized gains (losses) on derivatives:
Change in unrealized gains (losses) on derivatives		1,554		(479)		1,075
Amounts reclassified from Accumulated other comprehensive income (loss)		(1,547)		476		(1,071)

		7		(3)		4
Foreign currency translation adjustments		(26,168)		—		(26,168)
Pension liability adjustments:
Recognized in Accumulated other comprehensive income (loss)		(43,250)		12,534		(30,716)
Amounts reclassified from Accumulated other comprehensive income (loss)		886		(259)		627

	JPY	(42,364)	JPY	12,275	JPY	(30,089)

	JPY	(68,469)	JPY	12,236	JPY	(56,233)

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

14.	Accumulated Other Comprehensive Loss (continued)

Reclassifications out of Accumulated other comprehensive income (loss) for the years ended March 31, 2017 and 2016 are as follows:

	Amount reclassified from Accumulated other comprehensive income				Affected line items in the statement where Net income is presented
	2017		2016
	(As Restated)
	(Millions of yen)
Unrealized gains (losses) on securities:	JPY	(115)	JPY	(l )	Other, net

		(115)		(1)	Income before income taxes and equity in net earnings of affiliated companies
		35		0	Income taxes

		(80)		(1)	Net income

Unrealized gains (losses) on derivatives:		(9)		(1,547)	Foreign currency exchange losses, net

		(9)		(1,547)	Income before income taxes and equity in net earnings of affiliated companies
		3		476	Income taxes

		(6)		(1,071)	Net income

Pension liability adjustments:		4,049		886	(a)

		4,049		886	Income before income taxes and equity in net earnings of affiliated companies
		(1,224)		(259)	Income taxes

		2,825		627	Net income

Total reclassifications for the year, net of tax	JPY	2,739	JPY	(445)

(a)	This accumulated other comprehensive income component is included in the computation of net periodic benefit cost (see Note 12).

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

15.	Accounts and Transactions with Stockholders

Fuji Xerox and its affiliates are parties to various services agreements, outsourcing, operations, leasing and license agreements with the Parent and its affiliates. Under the terms of these agreements the Parent and its affiliates support Fuji Xerox and its affiliates in back office, operation, leases facilities and provide other services, the cost of these services are included in the tables below.

Net receivables from the Stockholders and their affiliates, and payables and debt due to the Stockholders and their affiliates at March 31, 2017 and 2016 are summarized as follows:

	Accounts
	Due from the Stockholders		Due to the Stockholders
	(Millions of yen)
2017
FUJIFILM Holdings Corporation and affiliates	JPY	2,262	JPY	75,052
Xerox Corporation and affiliates		41,035		4,768
2016
FUJIFILM Holdings Corporation and affiliates	JPY	2,552	JPY	100,951
Xerox Corporation and affiliates		48,526		6,045

Transactions with the Stockholders and their affiliates for the years ended March 31, 2017 and 2016 are summarized as follows:

	Transactions
	Sales		Purchases		Royalties and other expenses (*)		Expenses reimbursed
			(Millions of yen)
2017
FUJIFILM Holdings Corporation and affiliates	JPY	8,791	JPY	3,933	JPY	38,375	JPY	—
Xerox Corporation and affiliates		172,963		7,918		14,632		2,006
2016
(As Restated)
FUJIFILM Holdings Corporation and affiliates	JPY	9,355	JPY	4,715	JPY	39,337	JPY	—
Xerox Corporation and affiliates		204,762		11,880		14,889		1,065

(*)	Principally included in Selling, general and administrative expenses in the consolidated financial statements.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

15.	Accounts and Transactions with Stockholders (continued)

Fuji Xerox pays a royalty to Xerox based on its revenue as defined, for the use of certain trademarks and technology under a Technology Agreement which was amended on April 1, 2006, which is included in Sales to Xerox above.

Fuji Xerox has a cash management service agreement with the Parent, pursuant to which the Parent has agreed to lend operating funds as needed to Fuji Xerox in an aggregate amount not to exceed JPY 150,000 million until the end of the fiscal year ending March 31, 2018 and JPY 50,000 million for the fiscal year ending March 31, 2019. The terms of such borrowings, including interest rate and collateral, are based upon those prevailing at the time for comparable arms’ length transactions. At March 31, 2017 and 2016, the total amounts of outstanding borrowings under this agreement were JPY 69,618 million and JPY 95,918 million, respectively.

16.	Financial Instruments

Fuji Xerox operates internationally, giving rise to exposure to market risks from changes in foreign exchange rates and interest rates. Fuji Xerox holds certain derivative financial instruments to manage these risks. These derivative financial instruments are held for hedging purposes, not for trading purposes, and include forward foreign exchange contracts, currency swap agreements, cross currency interest rate swap agreements and interest rate swap agreements, which are exposed to credit-related losses in the event of non-performance by the counterparties. Fuji Xerox utilizes numerous counterparties to ensure that there are no significant concentrations of credit risk with any individual counterparty or groups of counterparties. Fuji Xerox’s policies prescribe monitoring of creditworthiness and exposure on a counterparty-by-counterparty basis.

Cash Flow Hedging Strategy

Fuji Xerox has entered into forward foreign currency exchange contracts to protect against the increase or decrease in value of forecasted purchases and sales denominated in foreign currencies in future periods (maximum length of time is through January 2018). If the yen weakens significantly against foreign currencies, the increase in the value of future foreign currency cash flow is offset by losses in the value of the forward exchange contracts designated as hedges. Conversely, if the yen strengthens, the decrease in the value of future foreign currency cash flow is offset by gains in the value of the forward contracts designated as hedges.

Changes in fair value of those derivative instruments designated and qualifying as cash flow hedges of variability of cash flows are reported in Other comprehensive income, net of related taxes. These amounts are reclassified into earnings in the same period when the hedged items affect earnings. The amount of gains or losses on derivatives or portions thereof that were either ineffective as hedges or excluded from the assessment of hedge effectiveness were immaterial to the financial position or operating results of Fuji Xerox.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16.	Financial Instruments (continued)

At March 31, 2017, Fuji Xerox estimates it will reclassify JPY 90 million of net gains on derivatives from Accumulated other comprehensive income to earnings during the next twelve months due to actual export sales and import purchases.

Derivatives Not Designated as Hedges

Fuji Xerox has entered into currency swaps and certain of its subsidiaries have entered into forward currency exchange contracts to manage exposures related to the risks of foreign currency exchange fluctuations resulting from forecasted transactions and receivables or payables denominated in foreign currencies. Also, subsidiaries have entered into interest rate swaps to manage exposures related to the risk of fluctuations in interest rates of variable interest rate liabilities, and Fuji Xerox and certain of its subsidiaries have entered into cross currency interest rate swaps to manage exposures related to the risks of fluctuations in interest rates and foreign currency exchange rates resulting from receivables or payables denominated in foreign currencies. Although these derivatives are effective as hedges from an economic perspective, Fuji Xerox did not designate these contracts as hedges as required in order to apply hedge accounting. As a result, Fuji Xerox reported the changes in the fair value of these derivatives in Other income (expenses).

Volume of Derivative Activities

Notional amounts of forward currency exchange contracts, currency swaps, cross currency interest rate swaps and interest rate swaps at March 31, 2017 and 2016 are summarized as follows:

	2017		2016
	(Millions of yen)
Forward currency exchange contracts (short)	JPY	77,519	JPY	82,642
Forward currency exchange contracts (long)		57,913		51,516
Currency swaps		71,861		56,467
Cross currency interest rate swaps		9,775		16,121
Interest rate swaps		17,647		18,691

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16.	Financial Instruments (continued)

Impacts on the Consolidated Financial Statements

The location and fair value amounts of derivatives in the consolidated balance sheets at March 31, 2017 and 2016 are summarized as follows:

	Derivative assets
	Balance Sheet Location	Fair Value
		2017		2016
		(Millions of yen)
Derivatives designated as hedging instrument:
Forward currency exchange contracts	Prepaid expenses and other current assets	JPY	692	JPY	1,421

Total derivatives designated as hedging instrument		JPY	692	JPY	1,421
Derivatives not designated as hedging instrument:
Forward currency exchange contracts	Prepaid expenses and other current assets	JPY	11	JPY	22
Cross currency interest rate swaps	Prepaid expenses and
	other current assets	—		871
Cross currency interest rate swaps	Other assets		1,048		1,027
Currency swaps	Prepaid expenses and other current assets		350		3,862
Currency swaps	Other assets		109		296

Total derivatives not designated as hedging instrument		JPY	1,518	JPY	6,078

Total derivative assets		JPY	2,210	JPY	7,499

	Derivative liabilities
	Balance Sheet Location	Fair Value
		2017		2016
		(Millions of yen)
Derivatives designated as hedging instrument:
Forward currency exchange contracts	Accrued expenses and other current liabilities	JPY	1,229	JPY	912
Forward currency exchange contracts	Other liabilities		232		10

Total derivatives designated as hedging instrument		JPY	1,461	JPY	922
Derivatives not designated as hedging instrument:
Forward currency exchange contracts	Accrued expenses and other current liabilities	JPY	23	JPY	93
Currency swaps	Accrued expenses and other current liabilities		1,395		—
Currency swaps	Other liabilities		4,527		1,539
Interest rate swaps	Accrued expenses and other current liabilities		64		12
Interest rate swaps	Other liabilities		407		769

Total derivatives not designated as hedging instrument		JPY	6,416	JPY	2,413

Total derivative liabilities		JPY	7,877	JPY	3,335

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16.	Financial Instruments (continued)

Impacts on the Consolidated Financial Statements (continued)

The location and amounts of gains and losses related to derivatives in the consolidated statements of income for the years ended March 31, 2017 and 2016 are summarized as follows:

Cash Flow Hedging

	2017
	Loss recognized in OCI on Derivatives (Effective Portion)		(Gain) reclassified from Accumulated OCI into Net income (Effective Portion)
	Amount		Statements of Income Location	Amount
	(Millions of yen)			(Millions of yen)
Forward currency exchange contracts	JPY	43	Foreign currency exchange losses, net	JPY (9)

Total	JPY	43		JPY (9)

Cash Flow Hedging

	2016
	(Gain) recognized in OCI on Derivatives (Effective Portion)		(Gain) reclassified from Accumulated OCI into Net income (Effective Portion)
	Amount		Statements of Income Location	Amount
	(Millions of yen)			(Millions of yen)
Forward currency exchange contracts	JPY	(1,554)	Foreign currency exchange losses, net	JPY	(1,547)

Total	JPY	(1,554)		JPY	(1,547)

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16.	Financial Instruments (continued)

Impacts on the Consolidated Financial Statements (continued)

Derivatives not designated as Hedges

	2017
	Statement of Income Location	Amount
		(Millions of yen)
Forward currency exchange contracts	Foreign currency exchange losses, net	JPY	57
Currency swaps	Foreign currency exchange losses, net		(1,317)
Cross currency interest rate swaps	Foreign currency exchange losses, net		(34)
Interest rate swaps	Other, net		296

Total (gain)		JPY	(998)

Derivatives not designated as Hedges
	2016
	Statement of Income Location	Amount
		(Millions of yen)
Forward currency exchange contracts	Foreign currency exchange losses, net	JPY	(100)
Currency swaps	Foreign currency exchange losses, net		2,986
Cross currency interest rate swaps	Foreign currency exchange losses, net		2,483
Interest rate swaps	Other, net		(288)

Total loss		JPY	5,081

Foreign currency exchange losses, net and Other, net in the above table are included in a part of same accounts of Consolidated Statements of Income.

Fair Values of Financial Instruments

Carrying amounts of Cash and cash equivalents, Receivables, Due from stockholders, Finance receivables, Short-term debt, Payables, Due to stockholders, Accrued expenses and other current liabilities and Long-term debt approximate their fair values.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

17.	Fair Value Measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820 “Fair value measurement” establishes a fair value hierarchy that prioritizes the use of inputs used in valuation techniques into the following three levels, depending on the observability of those inputs:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets and liabilities

Level 2:	Observable inputs other than those classified as Level 1 such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3:	Unobservable inputs to the valuation techniques which are significant to the measurement of fair value of assets or liabilities.

Financial assets and liabilities that Fuji Xerox measures at fair value on a recurring basis include cash equivalents, investment securities (such as government debt securities, corporate debt securities and equity securities) and derivative assets and liabilities. The following table presents Fuji Xerox’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2017 and 2016.

	2017
	Level 1		Level 2		Level 3		Total
	(Millions of yen)
Assets:
Available-for-sale Securities (Non-current) Equity Securities	JPY	3,672	JPY	—	JPY	—	JPY	3,672
Derivatives		—		2,210		—		2,210

Total assets	JPY	3,672	JPY	2,210	JPY	—	JPY	5,882

Liabilities:
Derivatives	JPY	—	JPY	7,877	JPY	—	JPY	7,877

Total liabilities	JPY	—	JPY	7,877	JPY	—	JPY	7,877

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

17.	Fair Value Measurement (continued)

	2016
	Level 1		Level 2		Level 3		Total
	(Millions of yen)
Assets:
Available-for-sale Securities (Non-current) Equity Securities	JPY	3,461	JPY	—	JPY	—	JPY	3,461
Derivatives		—		7,499		—		7,499

Total assets	JPY	3,461	JPY	7,499	JPY	—	JPY	10,960

Liabilities:
Derivatives	JPY	—	JPY	3,335	JPY	—	JPY	3,335

Total liabilities	JPY	—	JPY	3,335	JPY	—	JPY	3,335

Level 1 investments are comprised of equity securities, which were valued using unadjusted quoted prices in active markets for identical assets.

Derivative assets and liabilities include forward currency exchange contracts, currency swaps, cross currency interest rate swaps and interest rate swaps, which were classified as Level 2 because of using inputs that were corroborated by observable market data obtained from financial institutions or third parties.

18.	Commitments and Contingencies

Guarantees

Fuji Xerox guarantees certain indebtedness of others and other obligations. At March 31, 2017, the maximum potential amount of future payments (undiscounted) Fuji Xerox as a guarantor could be required to make under the guarantees were JPY 4,798 million, of which JPY 2,553 million are guarantees of their employees’ mortgage loans to financial institutions. In the event of insolvency of their employees, Fuji Xerox will need to pay the default mortgage on behalf of the employees. These guarantees are secured by the mortgaged property. The terms of the mortgage loan guarantees are from 1 to 19 years.

Fuji Xerox has not made any significant payments under such guarantees in the past and at March 31, 2017, the carrying amount of the liability for Fuji Xerox’s obligations under the guarantee was insignificant.

Purchase Commitments, Other Commitment and Contingencies

Commitments outstanding at March 31, 2017, principally for construction and purchase of property, plant and equipment amounted to JPY 1,892 million.

At March 31, 2017, Fuji Xerox was contingently liable on discounted notes receivable on a full recourse basis with banks of JPY 4,011 million.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

18.	Commitments and Contingencies (continued)

Lease Commitments

Fuji Xerox and its subsidiaries occupy certain offices and other facilities and use certain equipment under operating lease arrangements. Head offices of Fuji Xerox in Tokyo are under operating lease arrangement with the Parent. Lease deposits of JPY 10,667 million and JPY 10,821 million at March 31, 2017 and 2016, respectively, are included in Other assets. The future minimum lease payments required under operating leases which, at March 31, 2017, have initial or remaining non-cancelable lease term in excess of one year are summarized as follows:

	(Millions of yen)
Year ending March 31:
2018	JPY	6,024
2019		5,666
2020		4,443
2021		3,045
2022		2,091
2023 and thereafter		7,249

Total future minimum lease payments	JPY	28,518

Rental expense under operating leases, including cancelable leases (primarily office rent), amounted to JPY 26,673 million and JPY 25,753 million for the years ended March 31, 2017 and 2016, respectively.

Product Warranties

Fuji Xerox provides a warranty for certain of its products. The following table sets forth the changes in Fuji Xerox’s warranty liability balance included in Accrued expenses and other current liabilities:

	2017		2016
	(Millions of yen)
Balance at April 1	JPY	1,705	JPY	1,816
Warranties issued during the year		1,134		895
Settlements made during the year		(945)		(730)
Other, including changes in liability for pre-existing warranties during the year		(123)		(276)

Balance at March 31	JPY	1,771	JPY	1,705

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

19.	Subsequent Events

Fuji Xerox has evaluated subsequent events through the date when these financial statements have become available, which occurred on April 24, 2018.

1) Structural Reform

Fuji Xerox resolved at a meeting of its Board of Directors on January 23, 2018 to implement a structural reform, including:

•	Reorganization of the domestic and overseas sales structure;

•	Closures and integrations of manufacturing sites and reorganization of the product development structure;

•	Revision of product portfolio aimed at improved profitability;

•	Reduction and integration of various head office functions and expansion of shared services; and

•	Reduction of property, plant and equipment.

The amount of the estimated costs and the period expected has not been determined given the preliminary nature of the structural reform. Fuji Xerox is in the process of finalizing its plan, as well as the restructuring and restructuring-related costs it expects to incur to execute its plan.

2) Xerox Transaction

Fuji Xerox resolved at a meeting of its Board of Directors on January 23, 2018 to enter into a series of agreements with its Parent and Xerox that would give effect to the following transactions:

•	Fuji Xerox shall redeem 75% of its own shares held by the Parent. As a result, Fuji Xerox will become a wholly-owned subsidiary of Xerox, which currently holds 25% of the total number of Fuji Xerox’s issued and outstanding shares. To consummate the redemption of all shares held by the Parent, Fuji Xerox has entered into a facility commitment letter, dated January 28, 2018, with Sumitomo Mitsui Banking Corporation, which provides a commitment, subject to the satisfaction of customary conditions, for a term loan facility of up to JPY 671,000 million.

•	Concurrently with the redemption of its own shares by Fuji Xerox, the Parent shall, using the consideration received from Fuji Xerox, subscribe for and purchase a number of shares of common stock of Xerox through a third party allotment representing 50.1% on a fully-diluted basis of the common shares of Xerox, which would then become a majority-owned subsidiary of the Parent. The loan facility entered into by Fuji Xerox will be repaid using new Fuji Xerox’s cash proceeds received from Xerox following the purchase of shares of common stock of Xerox.

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

19.	Subsequent Events (continued)

2) Xerox Transaction (continued)

However, in order for the Parent to subscribe for the shares of Xerox, it is necessary to satisfy certain conditions, including obtaining approval at Xerox’s stockholders meeting and certain customary regulatory approvals and filings with the U.S. Securities Exchange Commission.

Unaudited Consolidated Financial Statements

Fuji Xerox Co., Ltd. and Subsidiaries

Nine Months ended December 31, 2017 and 2016

Report of Independent Auditors

To the Corporate Auditors and the Board of Directors of Fuji Xerox Co., Ltd.

We have reviewed the accompanying consolidated interim financial information of Fuji Xerox Co., Ltd. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of income, of comprehensive income, of equity and of cash flows for the nine-month period then ended.

Management’s Responsibility for the Consolidated Interim Financial Information

The Company’s management is responsible for the preparation and fair presentation of the consolidated interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of the consolidated interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditors’ Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information taken as a whole. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

April 24, 2018

PricewaterhouseCoopers Aarata LLC

Otemachi Park Building, 1-1-1 Otemachi, Chiyoda-ku, Tokyo 100-0004, Japan

T: +81 (3) 6212 6800, F: +81 (3) 6212 6801, www.pwc.com/jp/assurance

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Financial Statements

(Unaudited)

Nine Months ended December 31, 2017 and 2016

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	December 31, 2017		March 31, 2017
	(Millions of yen)
Assets
Current assets:
Cash and cash equivalents	JPY	79,710	JPY	62,018
Receivables, net (Note 3)		159,418		176,895
Due from stockholders (Note 9)		38,699		43,297
Finance receivables, net (Note 4)		66,892		66,038
Inventories (Note 5)		94,728		95,480
Deferred tax assets		—		23,614
Prepaid expenses and other current assets (Note 10)		36,010		28,236

Total current assets		475,457		495,578
Finance receivables, net (Note 4)		102,163		106,261
Investments (Note 6)		15,543		15,370
Property, plant and equipment, net		167,298		184,941
Deferred tax assets		10,401		766
Goodwill		146,143		142,903
Other intangible assets, net		38,227		41,944
Other assets (Note 10)		22,415		25,068

Total assets	JPY	977,647	JPY	1,012,831

Liabilities and Equity
Current liabilities:
Short-term debt		JPY 29,651		JPY 20,689
Short-term debt due to Parent (Note 9)		23,393		47,393
Payables		124,348		131,916
Due to stockholders (Note 9)		12,167		9,914
Accrued income taxes		8,335		14,724
Deferred tax liabilities		—		648
Accrued expenses and other current liabilities (Notes 9, 10 and 12)		83,153		82,553

Total current liabilities		281,047		307,837
Long-term debt		1,481		2,479
Long-term debt due to Parent (Note 9)		7,225		22,225
Retirement benefits		10,155		12,748
Deferred tax liabilities		11,963		23,323
Other liabilities (Note 10)		18,271		23,157

Total liabilities	JPY	330,142	JPY	391,769
Commitments and contingencies (Note 12)

See Notes to Consolidated Financial Statements.

1

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Balance Sheets(continued)

(Unaudited)

	December 31, 2017		March 31, 2017
	(Millions of yen)
Liabilities and Equity (continued)
Stockholders’ equity:
Common stock, with no par value:
Authorized - 80,000,000 shares
Issued and outstanding - 40,000,000 shares	JPY	20,000	JPY	20,000
Additional paid in capital		290		290
Retained earnings		661,297		649,119
Accumulated other comprehensive loss		(37,835)		(51,988)

Total Fuji Xerox stockholders’ equity		643,752		617,421
Noncontrolling interests		3,753		3,641

Total equity		647,505		621,062

Total liabilities and equity	JPY	977,647	JPY	1,012,831

See Notes to Consolidated Financial Statements.

2

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Nine Months ended December 31,
	2017		2016
	(Millions of yen)
Revenue (Note 9):
Sales	JPY	415,979	JPY	408,724
Service, rentals and others		380,875		377,991

		796,854		786,715
Costs and expenses (Notes 7 and 9):
Cost of sales		328,977		310,474
Cost of service, rentals and others		156,336		160,849
Research and development expenses		44,696		50,817
Selling, general and administrative expenses		222,620		217,798

		752,629		739,938

Operating income		44,225		46,777
Other income (expenses):
Interest and dividend income		411		423
Interest expenses		(1,605)		(2,025)
Foreign currency exchange gains, net (Note 10)		1,312		135
Other, net (Notes 6 and 10)		784		1,120

		902		(347)

Income before income taxes and equity in net earnings of affiliated companies		45,127		46,430
Income taxes		13,481		16,830

Income before equity in net earnings of affiliated companies		31,646		29,600
Equity in net earnings of affiliated companies		1,521		1,379

Net income		33,167		30,979
Less: Net income attributable to noncontrolling interests		(404)		(557)

Net income attributable to Fuji Xerox Co., Ltd.	JPY	32,763	JPY	30,422

See Notes to Consolidated Financial Statements.

3

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Nine Months ended December 31,
	2017		2016
	(Millions of Yen)
Net income	JPY	33,167	JPY	30,979
Other comprehensive income (loss), net of tax
Change in unrealized gains (Notes 6, 8 and 10)		375		304
Foreign currency translation adjustments		12,062		(5,568)
Pension liability adjustments (Notes 7 and 8)		1,870		2,484

Total other comprehensive income (loss)		14,307		(2,780)

Comprehensive income		47,474		28,199
Less: Comprehensive income attributable to noncontrolling interests		(558)		(442)

Comprehensive income attributable to Fuji Xerox Co., Ltd.	JPY	46,916	JPY	27,757

See Notes to Consolidated Financial Statements.

4

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Statement of Equity

(Unaudited)

	Common stock	Additional paid in capital	Retained earnings	Accumulated other comprehensive loss	Total Fuji Xerox stockholders’ equity	Non- controlling interests	Total equity
				(Millions of yen)
Balance at March 31, 2017	JPY 20,000	JPY 290	JPY 649,119	JPY (51,988)	JPY 617,421	JPY 3,641	JPY 621,062
Comprehensive income:
Net income	—	—	32,763	—	32,763	404	33,167
Change in unrealized gains (Notes 6, 8 and 10)	—	—	—	375	375	—	375
Foreign currency translation adjustments	—	—	—	11,908	11,908	154	12,062
Pension liability adjustments (Notes 7 and 8)	—	—	—	1,870	1,870	—	1,870

Net comprehensive income					46,916	558	47,474
Dividends paid to stockholders	—	—	(20,585)	—	(20,585)	—	(20,585)
Dividends paid to noncontrolling interests	—	—	—	—	—	(444)	(444)
Equity transactions with noncontrolling interests	—	—	—	—	—	(2)	(2)

Balance at December 31, 2017	JPY 20,000	JPY 290	JPY 661,297	JPY (37,835)	JPY 643,752	JPY 3,753	JPY 647,505

See Notes to Consolidated Financial Statements.

5

Fuji Xerox Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months ended December 31,
	2017		2016
	(Millions of yen)
Operating activities
Net income	JPY	33,167	JPY	30,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		41,524		42,272
Deferred tax expenses		616		3,174
Loss on disposal of property, plant and equipment,
including rental machines		2,411		2,941
Equity in earnings of affiliates, net of dividends received		(120)		(713)
Retirement benefits, net		(41)		92
Decrease in Receivables and Due from stockholders		27,354		21,723
Decrease in Finance receivables		8,717		6,508
Increase in Inventories, including rental assets		(5,811)		(22,194)
(Decrease) increase in Payables and Due to stockholders		(14,095)		2,122
Net change in Prepaid and Accrued income taxes		(9,440)		(557)
Decrease in Accrued expenses and other current liabilities		(9,151)		(17,112)
Other, net		4,348		6,639

Net cash provided by operating activities		79,479		75,874
Investing activities
Proceeds from sales of property, plant and equipment		2,575		341
Capital expenditures		(9,294)		(17,057)
Payments for purchases of software		(5,748)		(8,095)
Proceeds from sales of investment securities		854		11
Other, net		(1,048)		2,794

Net cash used in investing activities		(12,661)		(22,006)
Financing activities
Proceeds from debt (original maturities greater than three months)		810		1,710
Proceeds from debt due to Parent (original maturities greater than three months)		—		7,225
Repayments of debt (original maturities greater than three months)		(1,210)		(5,710)
Repayments of debt due to Parent (original maturities greater than three months)		(39,000)		(21,025)
Increase (decrease) in debt (original maturities less than three months), net		7,397		(14,153)
Dividends paid		(21,029)		(21,765)
Other, net		18		4,104

Net cash used in financing activities		(53,014)		(49,614)
Effect of exchange rate changes on cash and cash equivalents		3,888		(946)

Net change in cash and cash equivalents		17,692		3,308
Cash and cash equivalents at beginning of year		62,018		54,977

Cash and cash equivalents at end of year	JPY	79,710	JPY	58,285

See Notes to Consolidated Financial Statements.

6

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements

(Unaudited)

1.	Description of Business and Basis of Presentation

Fuji Xerox Co., Ltd. (“Fuji Xerox”), a Japanese company, is a leading provider of digital print technology and related solutions/services. Fuji Xerox is headquartered in Tokyo, Japan and was established on February 20, 1962 as a joint venture between Rank Xerox Limited (whose name was changed to Xerox Limited on October 31, 1997) and Fuji Photo Film Co., Ltd. (whose name was changed to FUJIFILM Holdings Corporation on October 2, 2006) (“Parent”). Xerox Limited is a wholly-owned subsidiary of Xerox Corporation (“Xerox”). The Parent and Xerox are collectively referred to as the Stockholders.

Fuji Xerox’s principal business is the manufacture and sales of office automation equipment such as copiers and printers and providing related services. Fuji Xerox operates primarily in Japan and the Asia Pacific region. Sales in the Asia Pacific region and sales to Xerox, collectively, results in approximately 50% of Fuji Xerox’s revenue. Fuji Xerox’s primary manufacturing operations are located in Kanagawa, Japan, Shenzhen, China and Hai Phong, Vietnam. Fuji Xerox has cross-licensing agreements with Xerox such as technology and trademarks related to xerography products and other products.

The accompanying unaudited Consolidated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, certain information and note disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been omitted. The accompanying unaudited Consolidated Financial Statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended March 31, 2017. In our opinion, all adjustments which are necessary for a fair statement of financial position, operating results and cash flows for the interim periods presented have been made. These adjustments consist of normal recurring items. Interim results of operations are not necessarily indicative of the results of the full year.

7

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

2.	New Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible that more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. Subsequent to the issuance of ASU 2014-09, the FASB issued the following ASUs’ which amend or provide additional guidance on topics addressed in ASU 2014-09. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers—Principal versus Agent Considerations (reporting revenue gross versus net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers—Identifying Performance Obligations and Licenses. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers—Narrow Scope Improvements and Practical Expedients. Fuji Xerox will adopt these standards for the fiscal year ending March 31, 2019 and expect to use the modified retrospective method. Upon adoption, Fuji Xerox will recognize the cumulative effect of adopting this guidance as an adjustment to the opening balance of retained earnings. Fuji Xerox is currently evaluating the impact of the adoption of these standards on its Consolidated Financial Statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This update requires the recognition of leased assets and lease obligations by lessees for those leases currently classified as operating leases under the existing lease guidance. Short-term leases with a term of 12 months or less are not required to be recognized. The update also requires disclosure of key information about leasing arrangements to increase transparency and comparability among organizations. The accounting for lessors does not fundamentally change except for changes to conform and align guidance to the lessee guidance as well as to the new revenue recognition guidance in ASU 2014-09. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2020. Fuji Xerox is currently evaluating the impact of the adoption of ASU 2016-02 on its Consolidated Financial Statements.

8

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

2.	New Accounting Standards (continued)

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. The amendments in this update expand and refine hedge accounting for both financial and non-financial risk components, aligns the recognition and presentation of the effects of hedging instruments with the same income statement line item that the hedged item is reported and includes certain targeted improvements to ease the application of current guidance related to the assessment of hedge effectiveness. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2020. Fuji Xerox is currently evaluating the impact of the adoption of ASU 2017-12 on its Consolidated Financial Statements.

In March 2017, the FASB issued ASU 2017-07, Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. This update changes how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic benefit costs in the income statement. An employer is required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the affected employees during the period. Other components of net periodic benefit cost are required to be presented in the statement of income separately from the service cost component and outside a subtotal of operating income, if one is presented. The update also allows only the service cost component to be eligible for capitalization, when applicable. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2019. The update must be applied retrospectively for the presentation requirements and prospectively for the capitalization of the service cost component requirements. The adoption of this update is not expected to have a material impact on Fuji Xerox’s financial condition, results of operations or cash flows.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory. This update requires recognition of the income-tax consequences of an intra-entity transfer of assets other than inventory when the transfer occurs. Under current GAAP, recognition of the income tax consequences for asset transfers other than inventory could not be recognized until the asset was sold to a third party. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2019 and is not expected to have a material impact on the financial condition, result of operations or cash flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments Credit Losses (Topic 306): Measurement of Credit Losses on Financial Instruments, which requires measurement and recognition of expected credit losses for financial assets. The update impacts financial assets and net investment in leases that are not accounted for at fair value through net income. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2021. Fuji Xerox is currently evaluating the impact of the adoption of ASU 2016-13 on its Consolidated Financial Statements.

9

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

2.	New Accounting Standards (continued)

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2019 and is not expected to have a material impact on its financial condition, results of operations or cash flows.

In January 2017 the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Goodwill Impairment Test, which eliminates Step 2 from the goodwill impairment test. Instead, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to the reporting unit. This update is effective for Fuji Xerox’s fiscal year ending March 31, 2022.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This update, which simplifies the presentation of deferred income taxes, requires that deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. This update is effective for Fuji Xerox’s fiscal year ended March 31, 2018. Adoption of this update resulted in a reclassification of our net current deferred tax assets and liabilities to the net non-current deferred tax assets and liabilities in our Consolidated Balance Sheet as of December 31, 2017. Prior periods were not retrospectively adjusted. The current requirement that deferred tax liabilities and assets of a tax-paying component (jurisdiction) of an entity be offset and presented as a single amount is not affected by this update.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, which is effective for Fuji Xerox’s fiscal year ended March 31, 2018, and interim periods within fiscal year ended March 31, 2018. The adoption of this update did not have a material impact on Fuji Xerox’s financial condition, results of operations or cash flows.

10

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

3. Receivables

Receivables at December 31, 2017 and March 31, 2017 are summarized as follows:

	December 31, 2017		March 31, 2017
	(Millions of yen)
Trade:
Notes	JPY	10,669	JPY	9,034
Accounts		144,329		169,421
Other		16,904		8,568

		171,902		187,023
Less: Allowance for doubtful receivables		(12,484)		(10,128)

	JPY	159,418	JPY	176,895

4.	Finance Receivables

Finance lease receivables are recorded for sales-type leases of Fuji Xerox’s equipment. The components of finance receivables at December 31, 2017 and March 31, 2017 are as follows:

	December 31, 2017		March 31, 2017
	(Millions of yen)
Gross receivables	JPY	199,353	JPY	202,972
Unearned income		(20,569)		(21,419)
Less: Allowance for doubtful receivables		(9,729)		(9,254)

		169,055		172,299
Less: Current portion		(66,892)		(66,038)

Non-current portion	JPY	102,163	JPY	106,261

Allowance for Doubtful Finance Receivables

The allowance for doubtful finance receivables is determined based on various factors including the financial soundness of its customers and the delays in payment. For collectively evaluated finance receivables, the allowance is based on historical losses, whereas for individually evaluated finance receivables, the allowance is directly estimated according to the financial soundness of the customer.

Uncollectable finance receivables are written-off when all legal actions have been taken to collect the receivable, and it becomes clear that an amount less than the original receivable will be recovered.

11

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

4.	Finance Receivables (continued)

Allowance for Doubtful Finance Receivables (continued)

The following table provides the roll-forward of the allowance for doubtful finance receivables for the nine months ended December 31, 2017 and 2016, and information on credit quality regarding finance receivables at December 31, 2017 and March 31, 2017.

	Nine Months ended December 31,
	2017		2016
	(Millions of yen)
Allowance for doubtful finance receivables:
Beginning balance	JPY	(9,254)	JPY	(8,125)
Charge off		2,201		1,266
Provision		(2,322)		(1,051)
Other		(354)		139

Ending balance	JPY	(9,729)	JPY	(7,771)

	December 31, 2017		March 31, 2017
	(Millions of yen)
Allowance for doubtful finance receivables:
Ending balance	JPY	(9,729)	JPY	(9,254)

Ending balance: individually evaluated for impairment	JPY	(2,348)	JPY	(1,759)
Ending balance: collectively evaluated for impairment		(7,381)		(7,495)
Finance receivables:
Ending balance	JPY	178,784	JPY	181,553

Ending balance: individually evaluated for impairment	JPY	2,348	JPY	1,759
Ending balance: collectively evaluated for impairment		176,436		179,794

Past Due Finance Receivables

The following table provides past due finance receivables at December 31, 2017 and March 31, 2017.

	Past due (Millions of yen)
	Past due to 30 days and in due		31-89 days		90 days or more		Total
At December 31, 2017	JPY	165,931	JPY	2,196	JPY	10,657	JPY	178,784
At March 31, 2017	JPY	171,212	JPY	2,380	JPY	7,961	JPY	181,553

12

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

5.	Inventories

Inventories at December 31, 2017 and March 31, 2017 are summarized as follows:

	December 31, 2017		March 31, 2017
	(Millions of yen)
Finished goods	JPY	73,440	JPY	75,287
Work in process		9,078		7,827
Raw materials and supplies		12,210		12,366

	JPY	94,728	JPY	95,480

6.	Investments

Investments at December 31, 2017 and March 31, 2017 are summarized as follows:

	December 31, 2017		March 31, 2017
	(Millions of yen)
Investments in affiliates	JPY	11,007	JPY	10,847
Investment securities		4,536		4,523

	JPY	15,543	JPY	15,370

Investments in affiliates accounted for by the equity method at December 31, 2017 and March 31, 2017 were as follows:

	December 31, 2017		March 31, 2017
	(Millions of yen)
FUJIFILM Logistics Co., Ltd.	JPY	2,288	JPY	2,471
Xerox International Partners		3,334		3,250
Other affiliates		5,385		5,126

Investments in affiliates	JPY	11,007	JPY	10,847

FUJIFILM Logistics Co., Ltd. (“FFL”) is a joint venture 61% owned by the Parent and 39% owned by Fuji Xerox. FFL provides logistics solutions to the entire FUJIFILM Group including Fuji Xerox and its affiliates.

Xerox International Partners (“XIP”) is a joint venture 51% owned by Xerox and 49% owned by Fuji Xerox. XIP sells and provides support for OEM laser printers and consumables.

13

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

6.	Investments (continued)

There are no significant differences between the carrying value of the investments and the amount of the underlying equity in net assets. There is no readily determinable market value for Fuji Xerox’s investments in affiliates.

Investment securities consist of available-for-sale securities and certain non-marketable equity securities. The cost, gross unrealized gains, gross unrealized losses, and fair value for available-for-sale securities included in Investments by major security type at December 31, 2017 and March 31, 2017 are summarized as follows:

	December 31, 2017
	Cost		Gross unrealized gains		Gross unrealized losses		Fair value
	(Millions of yen)
Noncurrent:
Equity securities	JPY	1,235	JPY	2,639	JPY	(4)	JPY	3,870

	March 31, 2017
	Cost		Gross unrealized gains		Gross unrealized losses		Fair value
	(Millions of yen)
Noncurrent:
Equity securities	JPY	1,499	JPY	2,184	JPY	(11)	JPY	3,672

Proceeds from sales of available-for-sale securities, gross realized gains and gross realized losses on sales of available-for-sale securities for the nine months ended December 31, 2017 were JPY 845 million, JPY 382 million and JPY 0 million, respectively. Fuji Xerox did not sell any investment securities for the nine months ended December 31, 2016.

Realized gains and losses on available-for-sale securities and declines in value considered other-than-temporary on investment securities were insignificant, and are included in Other, net in Consolidated Statement of Income.

At December 31, 2017 and March 31, 2017, none of the available-for-sale securities with unrealized losses had been in a continuous unrealized loss position for more than 12 months.

14

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

7.	Retirement Benefits

Components of net periodic benefit cost

Components of net periodic benefit cost for Fuji Xerox’s defined benefit plans and Fuji Xerox’s cost for defined contribution plans for the nine months ended December 31, 2017 and 2016 are as follows:

	Nine Months ended December 31,
	2017		2016
	(Millions of yen)
Components of net periodic benefit cost:
Service cost	JPY	11,179	JPY	11,375
Interest cost		2,614		2,235
Expected return on plan assets		(9,102)		(8,810)
Amortization of actuarial loss		3,576		4,292
Amortization of prior service credit		(917)		(1,288)

Net periodic benefit cost		7,350		7,804
Cost for defined contribution plans		2,639		2,883

Total	JPY	9,989	JPY	10,687

15

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

8.	Accumulated Other Comprehensive Loss

Reclassifications out of Accumulated other comprehensive loss for the nine months ended December 31, 2017 and 2016 are as follows:

	Amount reclassified from Accumulated other comprehensive loss				Affected line items in the statement where Net income is presented
	Nine Months ended December 31,
	2017		2016
	(Millions of yen)
Unrealized gains (losses) on securities:	JPY	(233)	JPY	(115)	Other, net

		(233)		(115)	Income before income taxes and equity in net earnings of affiliated companies
		71		35	Income taxes

		(162)		(80)	Net income

Unrealized gains (losses) on derivatives:		110		(436)	Foreign currency exchange gains, net

		110		(436)	Income before income taxes and equity in net earnings of affiliated companies
		(34)		134	Income taxes

		76		(302)	Net income

Pension liability adjustments:		2,659		3,004	(a)

		2,659		3,004	Income before income taxes and equity in net earnings of affiliated companies
		(802)		(913)	Income taxes

		1,857		2,091	Net income

Total reclassifications for the period, net of tax	JPY	1,771	JPY	1,709

(a)	This accumulated other comprehensive income component is included in the computation of net periodic benefit cost (see Note 7).

16

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

9.	Accounts and Transactions with Stockholders

Fuji Xerox and its affiliates are parties to various services agreements, outsourcing, operations, leasing and license agreements with the Parent and its affiliates. Under the terms of these agreements the Parent and its affiliates support Fuji Xerox and its affiliates in back office, operation, leases facilities and provide other services, the cost of these services are included in the tables below.

Net receivables from the Stockholders and their affiliates, and payables and debt due to the Stockholders and their affiliates at December 31, 2017 and March 31, 2017 are summarized as follows:

	Accounts
	Due from the Stockholders		Due to the Stockholders
	(Millions of yen)
December 31, 2017
FUJIFILM Holdings Corporation and affiliates	JPY	1,621	JPY	38,738
Xerox Corporation and affiliates		37,078		4,385
March 31, 2017
FUJIFILM Holdings Corporation and affiliates	JPY	2,262	JPY	75,052
Xerox Corporation and affiliates		41,035		4,768

Transactions with the Stockholders and their affiliates for the nine months ended December 31, 2017 and 2016 are summarized as follows:

	Transactions
	Sales		Purchases		Royalties and other expenses (*)		Expenses reimbursed
			(Millions of yen)
Nine Months ended December 31, 2017
FUJIFILM Holdings Corporation and affiliates	JPY	6,152	JPY	2,614	JPY	28,604	JPY	—
Xerox Corporation and affiliates		133,436		4,574		10,659		645
Nine Months ended December 31, 2016
FUJIFILM Holdings Corporation and affiliates	JPY	6,276	JPY	2,946	JPY	28,315	JPY	—
Xerox Corporation and affiliates		128,965		5,826		10,866		1,174

17

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

9.	Accounts and Transactions with Stockholders (continued)

(*) Principally included in Selling, general and administrative expenses in the consolidated financial statements.

Fuji Xerox pays a royalty to Xerox based on its revenue as defined, for the use of certain trademarks and technology under a Technology Agreement which was amended on April 1, 2006, which is included in Sales to Xerox above.

Fuji Xerox has a cash management service agreement with the Parent, pursuant to which the Parent has agreed to lend operating funds as needed to Fuji Xerox in an aggregate amount not to exceed JPY 150,000 million until the end of the fiscal year ending March 31, 2018 and JPY 50,000 million for the fiscal year ending March 31, 2019. The terms of such borrowings, including interest rate and collateral, are based upon those prevailing at the time for comparable arms’ length transactions. At December 31, 2017 and March 31, 2017, the total amounts of outstanding borrowings under this agreement were JPY 30,618 million and JPY 69,618 million, respectively.

10.	Financial Instruments

Fuji Xerox operates internationally, giving rise to exposure to market risks from changes in foreign exchange rates and interest rates. Fuji Xerox holds certain derivative financial instruments to manage these risks. These derivative financial instruments are held for hedging purposes, not for trading purposes, and include forward foreign exchange contracts, currency swap agreements, cross currency interest rate swap agreements and interest rate swap agreements, which are exposed to credit-related losses in the event of non-performance by the counterparties. Fuji Xerox utilizes numerous counterparties to ensure that there are no significant concentrations of credit risk with any individual counterparty or groups of counterparties. Fuji Xerox’s policies prescribe monitoring of creditworthiness and exposure on a counterparty-by-counterparty basis.

18

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

10.	Financial Instruments (continued)

Cash Flow Hedging Strategy

Fuji Xerox has entered into forward foreign currency exchange contracts to protect against the increase or decrease in value of forecasted purchases and sales denominated in foreign currencies in future periods (maximum length of time is through July 2018). If the yen weakens significantly against foreign currencies, the increase in the value of future foreign currency cash flow is offset by losses in the value of the forward exchange contracts designated as hedges. Conversely, if the yen strengthens, the decrease in the value of future foreign currency cash flow is offset by gains in the value of the forward contracts designated as hedges.

Changes in fair value of those derivative instruments designated and qualifying as cash flow hedges of variability of cash flows are reported in Other comprehensive income, net of related taxes. These amounts are reclassified into earnings in the same period when the hedged items affect earnings. The amount of gains or losses on derivatives or portions thereof that were either ineffective as hedges or excluded from the assessment of hedge effectiveness were immaterial to the financial position or operating results of Fuji Xerox.

At December 31, 2017, Fuji Xerox estimates it will reclassify JPY (11) million of net (losses) on derivatives from Accumulated other comprehensive loss to earnings during the next twelve months due to actual export sales and import purchases.

19

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

10.	Financial Instruments (continued)

Derivatives Not Designated as Hedges

Fuji Xerox has entered into currency swaps and certain of its subsidiaries have entered into forward currency exchange contracts to manage exposures related to the risks of foreign currency exchange fluctuations resulting from forecasted transactions and receivables or payables denominated in foreign currencies. Also, subsidiaries have entered into interest rate swaps to manage exposures related to the risk of fluctuations in interest rates of variable interest rate liabilities, and Fuji Xerox and certain of its subsidiaries have entered into cross currency interest rate swaps to manage exposures related to the risks of fluctuations in interest rates and foreign currency exchange rates resulting from receivables or payables denominated in foreign currencies. Although these derivatives are effective as hedges from an economic perspective, Fuji Xerox did not designate these contracts as hedges as required in order to apply hedge accounting. As a result, Fuji Xerox reported the changes in the fair value of these derivatives in Other income (expenses).

Volume of Derivative Activities

Notional amounts of forward currency exchange contracts, currency swaps, cross currency interest rate swaps and interest rate swaps at December 31, 2017 and March 31, 2017 are summarized as follows:

	December 31, 2017	March 31, 2017
	(Millions of yen)
Forward currency exchange contracts (short)	JPY 72,747	JPY 77,519
Forward currency exchange contracts (long)	45,708	57,913
Currency swaps	63,389	71,861
Cross currency interest rate swaps	9,775	9,775
Interest rate swaps	13,634	17,647

20

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

10.	Financial Instruments (continued)

Impacts on the Consolidated Financial Statements

The location and fair value amounts of derivatives in the consolidated balance sheets at December 31, 2017 and March 31, 2017 are summarized as follows:

	Derivative assets
	Balance Sheet Location	Fair Value
		December 31, 2017		March 31, 2017
		(Millions of yen)
Derivatives designated as hedging instrument:
Forward currency exchange contracts	Prepaid expenses and other current assets	JPY	148	JPY	692

Total derivatives designated as hedging instrument		JPY	148	JPY	692
Derivatives not designated as hedging instrument:
Forward currency exchange contracts	Prepaid expenses and other current assets	JPY	—	JPY	11
Cross currency interest rate swaps	Prepaid expenses and other current assets		970		—
Cross currency interest rate swaps	Other assets		—		1,048
Currency swaps	Prepaid expenses and other current assets		73		350
Currency swaps	Other assets		29		109

Total derivatives not designated as hedging instrument		JPY	1,072	JPY	1,518

Total derivative assets		JPY	1,220	JPY	2,210

	Derivative liabilities
	Balance Sheet Location	Fair Value
		December 31, 2017		March 31, 2017
		(Millions of yen)
Derivatives designated as hedging instrument:
Forward currency exchange contracts	Accrued expenses and other current liabilities		JPY 1,613		JPY 1,229
Forward currency exchange contracts	Other liabilities		—		232

Total derivatives designated as hedging instrument			JPY 1,613		JPY 1,461
Derivatives not designated as hedging instrument:
Forward currency exchange contracts	Accrued expenses and other current liabilities		JPY 46		JPY 23
Currency swaps	Accrued expenses and other current liabilities		5,560		1,395
Currency swaps	Other liabilities		541		4,527
Interest rate swaps	Accrued expenses and other current liabilities		36		64
Interest rate swaps	Other liabilities		329		407

Total derivatives not designated as hedging instrument			JPY 6,512		JPY 6,416

Total derivative liabilities			JPY 8,125		JPY 7,877

21

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

10.	Financial Instruments (continued)

Impacts on the Consolidated Financial Statements (continued)

The location and amounts of gains and losses related to derivatives in the consolidated statements of income for the nine months ended December 31, 2017 and 2016 are summarized as follows:

Cash Flow Hedging

	Nine Months ended December 31, 2017
	Loss recognized in OCI on Derivatives (Effective Portion)		Loss reclassified from Accumulated OCI into Net income (Effective Portion)
	Amount		Statements of Income Location	Amount
	(Millions of yen)			(Millions of yen)
Forward currency exchange contracts	JPY	(36)	Foreign currency exchange gains, net	JPY	110

Total	JPY	(36)		JPY	110

Cash Flow Hedging

	Nine Months ended December 31, 2016
	Loss recognized in OCI on Derivatives (Effective Portion)		(Gain) reclassified from Accumulated OCI into Net income (Effective Portion)
	Amount		Statements of Income Location	Amount
	(Millions of yen)			(Millions of yen)
Forward currency exchange contracts	JPY	(552)	Foreign currency exchange gains, net	JPY	(436)

Total	JPY	(552)		JPY	(436)

22

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

10.	Financial Instruments (continued)

Impacts on the Consolidated Financial Statements (continued)

Derivatives not designated as Hedges

	Nine Months ended December 31, 2017
	Statement of Income Location	Amount
		(Millions of yen)
Forward currency exchange contracts	Foreign currency exchange gains, net	JPY	(34)
Currency swaps	Foreign currency exchange gains, net		(584)
Cross currency interest rate swaps	Foreign currency exchange gains, net		(78)
Interest rate swaps	Other, net		117

Total (gain)		JPY	(579)

Derivatives not designated as Hedges

	Nine Months ended December 31, 2016
	Statement of Income Location	Amount
		(Millions of yen)
Forward currency exchange contracts	Foreign currency exchange gains, net	JPY	29
Currency swaps	Foreign currency exchange gains, net		(737)
Cross currency interest rate swaps	Foreign currency exchange gains, net		(353)
Interest rate swaps	Other, net		307

Total (gain)		JPY	(754)

Foreign currency exchange gains, net and Other, net in the above table are included in a part of same accounts of Consolidated Statements of Income.

Fair Values of Financial Instruments

Carrying amounts of Cash and cash equivalents, Receivables, Due from stockholders, Finance receivables, Short-term debt, Payables, Due to stockholders, Accrued expenses and other current liabilities and Long-term debt approximate their fair values.

23

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

11.	Fair Value Measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820 “Fair value measurement” establishes a fair value hierarchy that prioritizes the use of inputs used in valuation techniques into the following three levels, depending on the observability of those inputs:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets and liabilities

Level 2:	Observable inputs other than those classified as Level 1 such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3:	Unobservable inputs to the valuation techniques which are significant to the measurement of fair value of assets or liabilities.

Financial assets and liabilities that Fuji Xerox measures at fair value on a recurring basis include cash equivalents, investment securities (such as government debt securities, corporate debt securities and equity securities) and derivative assets and liabilities. The following table presents Fuji Xerox’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2017 and March 31, 2017.

24

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

11.	Fair Value Measurement (continued)

	December31, 2017
	Level 1		Level 2		Level 3		Total
			(Millions of yen)
Assets:
Available-for-sale Securities (Non-current)
Equity Securities	JPY	3,870	JPY	—	JPY	—	JPY	3,870
Derivatives		—		1,220		—		1,220

Total assets	JPY	3,870	JPY	1,220	JPY	—	JPY	5,090

Liabilities:
Derivatives	JPY	—	JPY	8,125	JPY	—	JPY	8,125

Total liabilities	JPY	—	JPY	8,125	JPY	—	JPY	8,125

	March 31, 2017
	Level 1		Level 2		Level 3		Total
			(Millions of yen)
Assets:
Available-for-sale Securities (Non-current)
Equity Securities	JPY	3,672	JPY	—	JPY	—	JPY	3,672
Derivatives		—		2,210		—		2,210

Total assets	JPY	3,672	JPY	2,210	JPY	—	JPY	5,882

Liabilities:
Derivatives	JPY	—	JPY	7,877	JPY	—	JPY	7,877

Total liabilities	JPY	—	JPY	7,877	JPY	—	JPY	7,877

Level 1 investments are comprised of equity securities, which were valued using unadjusted quoted prices in active markets for identical assets.

Derivative assets and liabilities include forward currency exchange contracts, currency swaps, cross currency interest rate swaps and interest rate swaps, which were classified as Level 2 because of using inputs that were corroborated by observable market data obtained from financial institutions or third parties.

25

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

12.	Commitments and Contingencies

Guarantees

Fuji Xerox guarantees certain indebtedness of others and other obligations. At December 31, 2017 and March 31, 2017, the maximum potential amount of future payments (undiscounted) Fuji Xerox as a guarantor could be required to make under the guarantees were JPY 4,442 million and JPY 4,798 million, of which JPY 2,178 million and JPY 2,553 million are guarantees of their employees’ mortgage loans to financial institutions, respectively. In the event of insolvency of their employees, Fuji Xerox will need to pay the default mortgage on behalf of the employees. These guarantees are secured by the mortgaged property. The terms of the mortgage loan guarantees are from 1 to 18 years.

Fuji Xerox has not made any significant payments under such guarantees in the past and at December 31, 2017 and March 31, 2017, the carrying amount of the liability for Fuji Xerox’s obligations under the guarantee was insignificant.

Purchase Commitments, Other Commitment and Contingencies

Commitments outstanding at December 31, 2017 and March 31, 2017, principally for construction and purchase of property, plant and equipment amounted to JPY 2,607 million and JPY 1,892 million, respectively.

At December 31, 2017 and March 31, 2017, Fuji Xerox was contingently liable on discounted notes receivable on a full recourse basis with banks of JPY 4,706 million and JPY 4,011 million, respectively.

Product Warranties

Fuji Xerox provides a warranty for certain of its products. The following table sets forth the changes in Fuji Xerox’s warranty liability balance included in Accrued expenses and other current liabilities:

	Nine Months ended December 31,
	2017		2016
	(Millions of yen)
Balance at April 1	JPY	1,771	JPY	1,705
Warranties issued during the nine months		523		826
Settlements made during the nine months		(719)		(734)
Other, including changes in liability for pre-existing warranties during the nine months		(31)		(85)

Balance at December 31	JPY	1,544	JPY	1,712

26

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

13.	Subsequent Events

Fuji Xerox has evaluated subsequent events through the date when these financial statements have become available, which occurred on April 24, 2018.

1) Structural Reform

Fuji Xerox resolved at a meeting of its Board of Directors on January 23, 2018 to implement a structural reform, including:

•	Reorganization of the domestic and overseas sales structure;

•	Closures and integrations of manufacturing sites and reorganization of the product development structure;

•	Revision of product portfolio aimed at improved profitability;

•	Reduction and integration of various head office functions and expansion of shared services; and

•	Reduction of property, plant and equipment.

The amount of the estimated costs and the period expected has not been determined given the preliminary nature of the structural reform. Fuji Xerox is in the process of finalizing its plan, as well as the restructuring and restructuring-related costs it expects to incur to execute its plan.

2) Xerox Transaction

Fuji Xerox resolved at a meeting of its Board of Directors on January 23, 2018 to enter into a series of agreements with its Parent and Xerox that would give effect to the following transactions:

•	Fuji Xerox shall redeem 75% of its own shares held by the Parent. As a result, Fuji Xerox will become a wholly-owned subsidiary of Xerox, which currently holds 25% of the total number of Fuji Xerox’s issued and outstanding shares. To consummate the redemption of all shares held by the Parent, Fuji Xerox has entered into a facility commitment letter, dated January 28, 2018, with Sumitomo Mitsui Banking Corporation, which provides a commitment, subject to the satisfaction of customary conditions, for a term loan facility of up to JPY 671,000 million.

•	Concurrently with the redemption of its own shares by Fuji Xerox, the Parent shall, using the consideration received from Fuji Xerox, subscribe for and purchase a number of shares of common stock of Xerox through a third party allotment representing 50.1% on a fully-diluted basis of the common shares of Xerox, which would then become a majority-owned subsidiary of the Parent. The loan facility entered into by Fuji Xerox will be repaid using new Fuji Xerox’s cash proceeds received from Xerox following the purchase of shares of common stock of Xerox.

27

Fuji Xerox Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Unaudited)

13.	Subsequent Events (continued)

2) Xerox Transaction (continued)

However, in order for the Parent to subscribe for the shares of Xerox, it is necessary to satisfy certain conditions, including obtaining approval at Xerox’s stockholders meeting and certain customary regulatory approvals and filings with the U.S. Securities Exchange Commission.

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